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                       MASTER LOAN AND SECURITY AGREEMENT

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                           Dated as of April 13, 2001

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                           UGLY DUCKLING CORPORATION,

                 UGLY DUCKLING CAR SALES & FINANCE CORPORATION,

                        UGLY DUCKLING CREDIT CORPORATION,

                         UGLY DUCKLING CAR SALES, INC.,

                   UGLY DUCKLING CAR SALES FLORIDA, INC., and

                       UGLY DUCKLING FINANCE CORPORATION,

                                 as the Borrower

                                       and

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                  as the Lender

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

                                TABLE OF CONTENTS
                                                                                                               Page
Section 1    Definitions and Accounting Matters...................................................................1
   1.01   Certain Defined Terms...................................................................................1
   1.02   Accounting Terms and Determinations....................................................................22
   1.03   UCC Terms and Determinations...........................................................................22

Section 2    Advances, Note and Prepayments......................................................................22
   2.01   Advances...............................................................................................22
   2.02   Notes..................................................................................................22
   2.03   Procedure for Borrowing................................................................................23
   2.04   Limitation on Types of Advances; Illegality............................................................24
   2.05   Repayment of Advances; Interest........................................................................24
   2.06   Mandatory Prepayments or Pledge........................................................................26
   2.07   Optional Prepayments...................................................................................26
   2.08   Requirements of Law....................................................................................26
   2.09   Extension of Termination Date..........................................................................27
   2.10   Power of Attorney......................................................................................27

Section 3    Payments; Computations; Taxes; Commitment Fee.......................................................27
   3.01   Payments...............................................................................................27
   3.02   Computations...........................................................................................28
   3.03   U.S. Taxes.............................................................................................28
   3.04   Commitment Fee.........................................................................................29

Section 4    Collateral Security.................................................................................29
   4.01   Collateral; Security Interest..........................................................................29
   4.02   Further Documentation..................................................................................32
   4.03   Changes in Locations, Name, etc........................................................................32
   4.04   Lender's Appointment as Attorney-in-Fact...............................................................32
   4.05   Performance by Lender of Borrower's Obligations........................................................34
   4.06   Proceeds...............................................................................................34
   4.07   Remedies...............................................................................................34
   4.08   Limitation on Duties Regarding Presentation of Collateral..............................................35
   4.09   Powers Coupled with an Interest........................................................................35
   4.10   Release of Security Interest...........................................................................35

Section 5    Conditions Precedent................................................................................35
   5.01   Initial Advance........................................................................................35
   5.02   Initial and Subsequent Advances........................................................................38

Section 6    Representations and Warranties......................................................................39
   6.01   Existence..............................................................................................39
   6.02   Financial Condition....................................................................................39
   6.03   Litigation.............................................................................................39
   6.04   No Breach..............................................................................................39
   6.05   Action.................................................................................................40
   6.06   Approvals..............................................................................................40
   6.07   Margin Regulations.....................................................................................40
   6.08   Taxes..................................................................................................40
   6.09   Investment Company Act.................................................................................40
   6.10   No Default.............................................................................................40
   6.11   Collateral; Collateral Security........................................................................41
   6.12   Chief Executive Office; Chief Operating Office; State of Incorporation.................................41
   6.13   Location of Books and Records..........................................................................41
   6.14   True and Complete Disclosure...........................................................................41
   6.15   ERISA..................................................................................................42
   6.16   Licenses...............................................................................................42
   6.17   No Burdensome Restrictions.............................................................................42
   6.18   Subsidiaries...........................................................................................42
   6.19   Origination of Contract Loans..........................................................................42
   6.20   Borrower Solvent; Fraudulent Conveyance................................................................43
   6.21   Master Agency Agreement................................................................................43
   6.22   Exchange Debt..........................................................................................43
   6.23   Senior Secured Loan....................................................................................43
   6.24   Designated Senior Indebtedness.........................................................................43

Section 7    Covenants of the Borrower...........................................................................44
   7.01   Financial Statements...................................................................................44
   7.02   Litigation.............................................................................................46
   7.03   Existence, Compliance, Records, Inspection.............................................................46
   7.04   Prohibition of Fundamental Changes.....................................................................47
   7.05   Borrowing Base Deficiency..............................................................................47
   7.06   Duty to Notify Lender..................................................................................47
   7.07   Servicing..............................................................................................47
   7.08   Privatization Covenants................................................................................49
   7.09   Underwriting Guidelines................................................................................50
   7.10   Lines of Business......................................................................................50
   7.11   Transactions with Affiliates...........................................................................50
   7.12   Limitation on Liens....................................................................................51
   7.13   Limitation on Sale of Assets...........................................................................51
   7.14   Limitation on Distributions............................................................................51
   7.15   Financial Covenants....................................................................................51
   7.16   Restricted Payments....................................................................................52
   7.17   Servicing Transmission.................................................................................52
   7.18   No Amendment or Waiver.................................................................................52
   7.19   Insurance..............................................................................................52
   7.20   Further Identification of Collateral...................................................................53
   7.21   Certificate of a Responsible Officer of the Borrower...................................................53
   7.22   Backup Servicer........................................................................................53
   7.23   Inventory Facility.....................................................................................53
   7.24   Master Agency Agreement................................................................................53
   7.25   Stock Pledge Collateral................................................................................53
   7.26   Exchange Debt Documents................................................................................53
   7.27   Exclusive Source of Financing..........................................................................54

Section 8    Events of Default...................................................................................54

Section 9    Remedies Upon Default...............................................................................56

Section 10   No Duty on Lender's Part............................................................................57

Section 11   Miscellaneous.......................................................................................57
   11.01  Waiver.................................................................................................57
   11.02  Notices................................................................................................57
   11.03  Indemnification and Expenses...........................................................................58
   11.04  Amendments.............................................................................................58
   11.05  Successors and Assigns.................................................................................58
   11.06  Survival...............................................................................................59
   11.07  Captions...............................................................................................59
   11.08  Counterparts...........................................................................................59
   11.09  Loan Agreement Constitutes Security Agreement; Governing Law...........................................59
   11.10  SUBMISSION TO JURISDICTION; WAIVERS....................................................................59
   11.11  WAIVER OF JURY TRIAL...................................................................................60
   11.12  Acknowledgments........................................................................................60
   11.13  Hypothecation or Pledge of Collateral..................................................................60
   11.14  Assignments; Participations............................................................................60
   11.15  Periodic Due Diligence Review..........................................................................61
   11.16  Set-Off................................................................................................62
   11.17  Intent.................................................................................................62
   11.18  Entire Agreement.......................................................................................62
   11.19  Confidentiality........................................................................................62


                                    SCHEDULES
SCHEDULE 1        Representations and Warranties re: Pledged Contracts that are Not Acquired Contracts

SCHEDULE 2        Filing Jurisdictions and Offices

SCHEDULE 3        Relevant States

SCHEDULE 4        Subsidiaries

SCHEDULE 5        Contract Debtor Documents

SCHEDULE 6        Representations and Warranties re:  Pledged Contracts that are Acquired Contracts

SCHEDULE 7        Permitted Liens

SCHEDULE 8        Required Insurance

SCHEDULE 9        Exchange Debt Documents

SCHEDULE 10       Senior Loan Documents

                                    EXHIBITS
EXHIBIT A         Form of Promissory Note

EXHIBIT B         Form of Custodial Agreement

EXHIBIT C         Form of Opinion of Counsel to the Borrower

EXHIBIT D         Form of Notice of Borrowing and Pledge

EXHIBIT E         Underwriting Guidelines

EXHIBIT F         Required Fields for Servicing Transmission

EXHIBIT G         Form of Borrowing Base Certificate

EXHIBIT H         Form of Confidentiality Agreement

EXHIBIT I         Form of Contract

EXHIBIT J         Master Agency Agreement

EXHIBIT K         Form of Subordination Agreement

EXHIBIT L         Collection Policies and Procedures

EXHIBIT M         Form of Power of Attorney


                       MASTER LOAN AND SECURITY AGREEMENT

     This MASTER LOAN AND SECURITY AGREEMENT (as amended from time to time, this "Loan Agreement") dated as of April 13, 2001 is entered into by and between Ugly Duckling Corporation, a Delaware corporation ("UDC"), Ugly Duckling Car Sales and Finance Corporation, an Arizona corporation ("UDCSFC"), Ugly Duckling Credit Corporation, an Arizona corporation ("UDCC"), Ugly Duckling Car Sales, Inc., an Arizona corporation ("Car Sales"), Ugly Duckling Car Sales Florida, Inc., a Florida corporation ("Car Sales Florida") and Ugly Duckling Finance Corporation, an Arizona corporation ("UDFC") (each of the foregoing entities is individually sometimes referred to herein as a "Duck Entity"; all of the Duck Entities are collectively referred to herein as the "Borrower"; UDCC is sometimes referred to herein as the "Servicer"; and Car Sales and Car Sales Florida are sometimes referred to herein as the "Originators"), and Greenwich Capital Financial Products, Inc., a Delaware corporation (hereinafter referred to as the "Lender"). The obligations of the Borrower to the Lender under this Loan Agreement are the joint and several liability of each Duck Entity.

                                    RECITALS

     The Borrower wishes to obtain financing from time to time to provide funding for the origination of Eligible Contracts (as defined herein), which Eligible Contracts are to be sold or contributed from time to time by the Borrower to one or more trusts or other entities to be sponsored by the Borrower or an Affiliate (as defined herein) thereof, or to third-parties, and which Eligible Contracts shall secure Advances (as defined herein) to be made by the Lender hereunder.

     The Lender has agreed, subject to the terms and conditions of this Loan Agreement (as defined herein), to provide such financing to the Borrower.

     Accordingly,   for  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1 Definitions and Accounting Matters.

     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Accepted Servicing Practices" means, with respect to any Contract, the servicing practices of the Borrower described in the Collection Policies and Procedures attached hereto as Exhibit L, as amended from time to time.

     "Accounting Period" means a calendar month, beginning with the month during which this Loan Agreement is executed and ending with the calendar month during which the Secured Obligations has been paid in full following termination of this Loan Agreement.

     "Acquired Contracts" means Champion Contracts, Seminole Contracts, DCT Contracts, VAM Contracts and Contracts acquired by the Borrower from third parties after the date hereof.

     "Advance" has the meaning specified in Section 2.01(a) hereof.

     "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) or such Person, or
(b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Alternate Base Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City, New York.

     "Applicable Margin" means 2.80%.

     "Assigned In-Transit Contract Value" means for any Contract, the value that would be assigned to such In-Transit Contract if such In-Transit Contract constituted an Eligible Contract and was included in the Borrowing Base.

     "Assignment" shall mean, with respect to a Contract, any assignment, including any assignment by an Originator, an originator of Acquired Contracts, or a Dealer other than an Originator to Borrower, and any intervening assignment of such Contract.

     "Available Liquidity" means, with respect to the Borrower at any date, the aggregate for such date of (i) all cash of the Borrower, (ii) all Cash Equivalents then held by the Borrower, (iii) the unused portion of available commitments under the Inventory Facility and under this Loan Agreement, (iv) the value that would be assigned to all other Eligible Contracts that could be included in the Borrowing Base for purposes of Advances but for the limitation of the Maximum Credit, and (v) the Assigned In-Transit Contract Value.

     "Average Charged-Off Losses Ratio (Pledged Contracts)," as of any date, means with respect to all Pledged Contracts, the Accounting Period average of the Charged-Off Losses Ratio of all Pledged Contracts for the three (3) consecutive Accounting Periods most recently ended prior to such date; provided that, until the June 2001 Accounting Period has expired, the Average Charged-Off Losses Ratio shall be the average of the Charged-Off Losses Ratio for all Pledged Contracts for the Accounting Periods which have expired.

     "Average Charged-Off Losses Ratio (Managed Portfolio Contracts)" means, with respect to Managed Portfolio Contracts, the Accounting Period average of the Charged-Off Losses Ratio for all Managed Portfolio Contracts for three (3) consecutive Accounting Periods most recently ended prior to such date; provided that, until the June 2001 Accounting Period has expired, the Average Charged-Off Losses Ratio for all Managed Portfolio Contracts shall be the Accounting Period average of such Charged-Off Losses Ratio for the Accounting Periods which have expired.

     "Backup Servicer" means Wells Fargo Financial Corporation, in its capacity as Backup Servicer pursuant to a backup servicing agreement or such other Backup Servicer as may be requested by Borrower and approved by Lender in Lender's reasonable discretion.

     "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time.

     "Borrower" has the meaning provided in the heading hereof.

     "Borrowing Base" shall equal the lesser of: (X) the sum of (A) the Borrowing Base (UDC Contracts), (B) the Borrowing Base (Existing Non-UDC Contracts) and (C) the Borrowing Base (New Non-UDC Contracts) and (Y) the Market Value of the Eligible Contracts; provided, however, that the Borrowing Base in respect of Eligible Contracts which have been originated prior to the cut-off date of the most recently closed Securitization Transaction shall not exceed the greater of (i) $12,500,000 and (ii) 20% of the outstanding Advances;.

     "Borrowing Base (Existing Non-UDC Contracts)" means, with respect to all Eligible Contracts owned by Borrower as of the date hereof that were not originated by any present or past Duck Entity, the amount equal to (A) eighty-six percent (86%) of the Principal Balance of all Champion Contracts that the Lender determines are Eligible Contracts; plus (B) seventy-five percent (75%) of the Principal Balance of all Seminole Contracts that the Lender determines are Eligible Contracts; plus (C) fifty percent (50%) of the Principal Balance of all DCT Contracts that the Lender determines are Eligible Contracts; plus (D) forty and one-half percent (40.5%) of the Principal Balance of all VAM Contracts that the Lender determines are Eligible Contracts.

     "Borrowing Base (New Non-UDC Contracts)" means, with respect to all Eligible Contracts acquired by the Borrower from any third party after the date hereof, an amount as determined by Lender in its sole discretion and agreed to by Borrower.

     "Borrowing Base (UDC Contracts)" means, with respect to all Eligible Contracts originated by the Originators or any other predecessor Duck Entity at any date, the amount equal to (A) the aggregate Principal Balance thereof multiplied by (B) the least of (i) the Effective Securitization Net Proceeds Percentage, (ii) the Weighted Average Securitization Net Proceeds Percentage as of such date, or (iii) 65%.

     "Borrowing  Base  Certificate"   means  the  certificate  and  accompanying
computer file (in a format acceptable to Lender) prepared by the Borrower substantially in the form of Exhibit G attached hereto.

     "Borrowing  Base  Deficiency"  has the  meaning  provided  in Section  2.06 hereof.

     "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

     "Capitalized Lease" means a lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capital Lease Obligations.

     "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Car Sales" has the meaning set forth in the first paragraph of this Loan Agreement.

     "Car Sales Florida" has the meaning set forth in the first paragraph of this Loan Agreement.

     "Cash Collateral Account" means the cash collateral account established pursuant to the Cash Collateral Account Agreement and the collections and other amounts from time to time deposited therein as contemplated by the Cash Collateral Account Agreement.

     "Cash Collateral Account Agreement" means that certain agreement dated as of January 11, 2001 by and between UDC, Car Sales, UDFC and BNY Midwest Trust Company as in effect on the date hereto, and as such agreement may be amended, modified, renewed and replaced from time to time in connection with the refinancings permitted pursuant to Section 7.25; provided, however, that any such replacement agreement shall not create a Lien on collateral other than the collateral of the type described in the original Cash Collateral Account Agreement.

     "Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Services ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Cashflow Interest Coverage Ratio" means, for UDC and its consolidated subsidiaries as of any Quarterly Measurement Date, the ratio computed by dividing (i) the sum of (x) Net Income during the related Cumulative Quarterly Measurement Period and (y) Interest Expense during the related Cumulative Quarterly Measurement Period by (ii) Interest Expense during the related Cumulative Quarterly Measurement Period.

     "Certificate of Title" means with respect to each Financed Vehicle, the certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is to be registered showing the Contract Debtor as owner, with a notation of the Borrower's first lien or such other status indicated thereon which is necessary to perfect Borrower's security interest in the Financed Vehicle as a first priority security interest, and showing no other actual or possible lien interest in the Financed Vehicle.

     "Champion Contract" means a Contract which was purchased in a True Sale by Champion Financial Services, Inc. from a Dealer who was not a Borrower entity or an Affiliate of Borrower.

     "Change of Control" means, except with respect to a Privatization Transaction that satisfies the conditions set forth in Section 7.08 below, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of the Borrower at any time, if after giving effect to such acquisition (i) such Person or Persons (other than Ernest C. Garcia or Greg Sullivan) owns twenty-five percent (25%) or more of such outstanding voting stock, (ii) Ernest C. Garcia and Greg Sullivan collectively do not own more than fifty percent (50%) of such outstanding shares of voting stock or (iii) Greg Sullivan ceases to be employed by the Borrower in his respective current capacity (or a more senior capacity) for any reason and Ernest C. Garcia cease to be Chairman of the Board of UDC, unless a satisfactory replacement for Greg Sullivan and/or Ernest C. Garcia is approved by Lender in its reasonable discretion.

     "Charged-Off Contract" means the earliest to occur with respect to a Contract (i) for which all, or any part in excess of 10%, of any Scheduled Payment is due and unpaid ninety (90) days after the due date for such Scheduled Payment; (ii) for which the Financed Vehicle has been surrendered or repossessed and the redemption period granted the Contract Debtor or required by applicable law has expired, or is to be repossessed but is unable to be located or is otherwise subject to being repossessed; (iii) which has been settled for less than the Principal Balance; (iv) which has been liquidated by the Servicer through the sale of the Financed Vehicle; (v) for which proceeds have been received which in the Servicer's judgment, constitute the final amounts recoverable in respect of such Contract; (vi) which has been charged-off (or should have been charged-off) in accordance with the Credit and Collection Policy; or (vii) for which the Contract Debtor is a party to a proceeding under any Debtor Relief Law which arose after the creation of such Contract (other than as a creditor or claimant).

     "Charged-Off Losses Ratio" means as of the end of an Accounting Period with respect to any group of Contracts, the percentage equivalent of a fraction the numerator of which is the Principal Balance of such Contracts which became Charged-Off Contracts during such Accounting Period minus amounts received by Borrower during the Accounting Period and applied to any such Contracts which became Charged-Off Contracts during a previous Accounting Period, and the denominator of which is the Principal Balance of all such Contracts which are not Charged-Off Contracts.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" has the meaning assigned to such term in Section 4.01(b) hereof.

     "Collections" means all proceeds of, Scheduled Payments or other payments or distributions of principal, interest or other amounts on, Insurance Proceeds, payments from Contract Rights Payors and any other amounts received by or on behalf of the Borrower in respect of the Pledged Contracts.

     "Commitment Fee" has the meaning assigned to such term in Section 3.04 hereof.

     "Confidential Information" means confidential and proprietary information of the Borrower that is identified in writing to Lender as being either confidential or proprietary; provided that Confidential Information shall not include (i) the Loan Documents or (ii) any information which (A) at the time of disclosure or thereafter is generally known by the public (other than as a result of disclosure by Lender), (B) was or becomes known to Lender from a person that, to the knowledge of Lender, is not prohibited from transmitting the information to Lender, and (iii) any such information described in clauses (i) or (ii) above that is currently in Lender's possession.

     "Consent and Subordination Agreement" means that certain consent and subordination agreement dated January 11, 2001 among the Borrower, BNY Midwest Trust Company and GECC.

     "Consolidating Depository Account" has the meaning set forth in the Master Agency Agreement.

     "Contract" means a retail installment or conditional sale contract, with any Modifications, originated or acquired by Borrower at any time pursuant to which a Contract Debtor has (i) purchased a new or used Motor Vehicle, (ii) granted a security interest in the Motor Vehicle to secure the Contract Debtor's payment obligations, and (iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly.

     "Contract   Collateral"  has  the  meaning   assigned  thereto  in  Section
4.01(b)(i) hereof.

     "Contract Debtor" means, with respect to a Contract, the Person that has executed the Contract as a purchaser, and any guarantor, co-signer or other Person obligated to make payments under the Contract.

     "Contract Debtor Documents" means, with respect to a Contract, those documents that are identified on Schedule 5 attached hereto and made a part hereof.

     "Contract Delivery Documents" means, with respect to a Contract, the original Certificate of Title (or, to the extent provided in Section 2(b) of the Custodial Agreement, evidence of application for a Certificate of Title) and the original executed Contract with original Contract Debtor signatures.

     "Contract Rights" means, with respect to a Contract, (i) Borrower's interest in the Financed Vehicle; (ii) all rights of Borrower regarding the Contract and Financed Vehicle, including but not limited to rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by Borrower; (iii) all rights of Borrower with respect to Optional Contract Debtor Insurance, Required Contract Debtor Insurance, and any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (iv) all rights of Borrower, if any, to prepaid dealer rate participation in connection with the Contract; (v) Collections, and (vi) all rights of Borrower to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts.

     "Contract Rights Payors" means Persons, other than Contract Debtors, against whom Contract Rights may be asserted.

     "Contractual Obligation" means as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

     "Cumulative Custodial Report" has the meaning set forth in the Custodial Agreement.

     "Cumulative Quarterly Measurement Period" means, for UDC and its consolidated subsidiaries as of any Quarterly Measurement Date, the period from the beginning of the fiscal year of UDC and its consolidated subsidiaries through and including such Quarterly Measurement Date.

     "Custodial Agreement" means the Custodial Agreement, dated as of the date hereof, among the Borrower, BNY Midwest Trust Company and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

     "Custodian" means The Bank of New York, its successors and permitted assigns under the Custodial Agreement.

     "Cygnet Dealer Loan" means the $12,000,000 promissory note from Cygnet Capital Corporation ("CCC") dated December 20, 1999 payable to UDFC in connection with the sale of 100% of the stock of Cygnet Dealer Finance, Inc. to CCC.

     "DCT Contract" means a Contract which was purchased in a True Sale by Borrower from DCT of Ocala Corporation (d/b/a Best Chance) on August 25, 1999.

     "Dealer" means a merchant in the business of selling Motor Vehicles to the public in the retail market.

     "Debt to EBITDA Ratio" means, for UDC and its consolidated subsidiaries as of the last day of any Accounting Period, the ratio computed by dividing (i) Total Debt as of such Measurement Date minus Securitized Borrowings by (ii) EBITDA for the twelve-month period ending on such Measurement Date.

     "Debtor Relief Laws" means the Bankruptcy Code (Title 11 of the United States Code) of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshaling of assets or similar debtor relief laws of the United States or any State of the United States from time to time in effect affecting the rights of creditors generally.

     "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "Deferral Rate" means as of the last day of an Accounting Period with respect to the Managed Portfolio Contracts, the quotient of (i) the total number of any payment or due date changes made to Managed Portfolio Contracts during the Accounting Period, which increases the term of the installment loan obligation or delays a Scheduled Payment by up to thirty (30) days, divided by
(ii) the number of Managed Portfolio Contracts at the end of such Accounting Period, which quotient shall be expressed as a percentage. For the purposes of the foregoing, with respect to Managed Portfolio Contracts for which more than one scheduled payment is required in each month, the extension of multiple payments due in any such month shall be considered as a single extension for purposes of determining such total number of payment or due date changes.

     "Delinquency Measurement Ratio" means as of the last day of an Accounting Period and with respect to a group of Contracts, the quotient of (i) the Principal Balance of all such Contracts which are Delinquency Measurement
Contracts and that as of the end of any Accounting Period have Scheduled Payments for which all or any part of excess of 10.00% of any such Scheduled Payment is due and unpaid for more than thirty (30) days from the due date of such Scheduled Payments, divided by (ii) the aggregate Principal Balance of all such Delinquency Measurement Contracts as of the end of such Accounting Period, which quotient shall be expressed as a percentage.

     "Delinquency Measurement Contracts" means, with respect to a group of Contracts, all such Contracts which are not Charged-Off Contracts or not paid in full.

     "Depository Account" has the meaning set forth in the Master Agency Agreement.

     "Dollars" and "$" means lawful money of the United States of America.

     "Duck Entity" has the meaning set forth in the first paragraph of this Agreement.

     "Due Date" means, with respect to a Contract, the day of the month on which a Scheduled Payment is due on the Contract, exclusive of any days of grace.

     "Due Diligence Review" means the performance by the Lender of any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Contracts or the Borrower or related parties, as desired by the Lender from time to time.

     "EBITDA" means, for UDC and its consolidated subsidiaries for any period, without duplication, the sum of the amounts for such period of (i) Net Income,
(ii) Interest Expense (excluding any Interest Expense with respect to any Indebtedness arising out of a Securitization Transaction), (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, in each case determined for UDC and its consolidated subsidiaries on a consolidated basis in accordance with GAAP.

     "Effective Date" means the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

     "Effective  Securitization Net Proceeds  Percentage" means, as of any date,
the  Securitization   Net  Proceeds   Percentage  based  on  the  Securitization
Transaction most recently closed on or prior to such date.

     "Eligible Contract" means (X) with respect to each Pledged Contract other than the Acquired Contracts, each such Contract (i) which satisfies each requirement set forth in Schedule 1 attached hereto and made a part hereof at the time of delivery of such Pledged Contract to the Custodian and thereafter, except to the extent expressly stated in Schedule 1 to apply only at delivery or only thereafter, (ii) which is included in the aggregate numbers reported in Trust Receipt Exhibit A, (iii) which is not listed as having an Exception on the Cumulative Custodial Report, and (iv) for which the original Contract has not been delivered to the Borrower or Servicer pursuant to a Request for Release; and (Y) with respect to each Pledged Contract which is an Acquired Contract, each such Contract (i) which satisfies each requirement set forth in Schedule 6 attached hereto and made a part hereof at the time of delivery of such Pledged Contract to the Custodian and thereafter, except to the extent expressly stated in Schedule 6 to apply only at delivery or only thereafter, (ii) which is included in the aggregate numbers reported in Trust Receipt Exhibit A, (iii) which is not listed as having an Exception on the Cumulative Custodial Report, and (iv) for which the original Contract has not been delivered to the Borrower or Servicer pursuant to a Request for Release.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

     "Event of Default" has the meaning provided in Section 8 hereof.

     "Exception" has the meaning set forth in the Custodial Agreement.

     "Exception Report" has the meaning set forth in the Custodial Agreement.

     "Exchange Debt" means the Indebtedness of the Borrower pursuant to (i) that certain indenture dated October 15, 1998 between UDC and Harris Trust and Savings Bank, as Trustee, (ii) that certain First Supplemental Indenture dated October 15, 1998 between UDC and Harris Trust and Savings Bank, as Trustee, whereby UDC issued 12% Subordinated Debentures and (iii) that certain Second Supplemental Indenture dated April 15, 2000 between UDC and Harris Trust and Savings Bank, as Trustee, whereby UDC issued 11% Subordinated Debentures.

     "Exchange Debt Documents" means those documents described on Schedule 9 attached hereto.

     "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three primary dealers (other than an affiliate of the Lender).

     "Financed Vehicle" means the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract, or any substituted vehicle which is properly documented and approved by Lender.

     "Funding Date" means a date on which an Advance is made hereunder.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GECC" means General Electric Capital Corporation, a New York Corporation.

     "GECC Agreement" means the Amended and Restated Motor Vehicle Installment Contract dated August 15, 1997, as amended, by and among GECC and the Duck Entities.

     "GECC Inventory Facility" means the Inventory Facility under (and as defined in) the GECC Agreement.

     "GECC Security Interest" means the security interest in assets of the Borrower granted to GECC pursuant to the GECC Agreement, as modified by the Intercreditor Agreement.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

     "Gross Margin Ratio" shall mean, with respect to all Motor Vehicles sold by the Borrower during any Accounting Period, the ratio obtained by dividing (i) the aggregate sales price of such Motor Vehicles minus the aggregate cost of such Motor Vehicles (including purchase costs and any reconditioning or repair costs) by (ii) the aggregate sales price of such Motor Vehicles.

     "Guarantee" means, as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness of any other Person in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable about of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

     "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) accrued obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; and (h) any other obligation of such Person by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP.

     "Insurance  Proceeds" means with respect to each Contract,  proceeds of the
Optional   Contract  Debtor  Insurance  and/or  the  Required   Contract  Debtor
Insurance.

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

     "Intercreditor Agreement" means that certain intercreditor agreement among Lender, GECC and BNY Midwest Trust Company (on behalf of the lenders under the Senior Secured Loan) dated as of the date hereof.

     "Interest Expense" means, for UDC and its consolidated subsidiaries for any period, total interest expense (net of interest income) (including that portion attributable to Capitalized Leases in accordance with GAAP and capitalized interest) of UDC and its consolidated subsidiaries with respect to all outstanding Indebtedness of UDC and its consolidated subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate agreements, but excluding, however, the amortization of deferred financing fees.

     "In-Transit Contract" means, as of any date, any Pledged Contract which has been originated by Borrower within 30 days proceeding such date, but for which the Custodian has not provided to the Lender the deliveries required by the Custodial Agreement confirming that the Custodian is in physical possession of the Contract Delivery Documents.

     "Inventory Property" shall mean all inventory held by Car Sales and Car Sales Florida in the ordinary course of business, all Certificates of Title with respect thereto, and all proceeds of the foregoing (other than proceeds which constitute Contracts or Contract Collateral).

     "Kayne Anderson" means Kayne Anderson Investment Management, Inc

     "Kayne Anderson Loan Agreement" means that certain loan agreement dated as of February 12, 1998, as amended, between UDC and certain affiliates of Kayne Anderson.

     "Lender" has the meaning assigned thereto in the heading hereto.

     "Lender Account" means the following account (or such other account as Lender may designate from time to time) maintained by the Lender at The Chase Manhattan Bank: Account Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc., ABA# 021000021, Attn: Brett Kibbe. Servicer shall deposit all Collections into such account pursuant to the terms of Section 2.05(c) hereof.

     "LIBO Base Rate" means with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 A.M., eastern time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

     "LIBO Rate" means as of the tenth day of each calendar month (or the next Business Day), a rate per annum determined by the Lender in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

     LIBO Rate = (LIBO Base Rate) / (1.00 - LIBO Reserve Requirements)

     The LIBO Rate shall be calculated on the date of this Loan Agreement and shall be reset effective on the first day of each month thereafter.

     "LIBO Reserve Requirements" means as of the tenth day of each calendar month (or the next Business Day), the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

     "Lien" means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

     "Loan Agreement" means this Master Loan and Security Agreement, as may be amended, supplemented or otherwise modified from time to time as mutually agreed by the parties in writing.

     "Loan Documents" means collectively, this Loan Agreement, the Note, and the Custodial Agreement, and upon its execution and delivery as required by Section 7.22, the backup servicing agreement described therein and any other document or agreement contemplated thereby or executed and delivered thereunder.

     "Managed Portfolio Contracts" means Contracts, serviced by Borrower, which were originated or purchased by Borrower, including but not limited to those contracts which have been subsequently sold to a third party, with the servicing retained by Borrower and with a residual interest in the installment contracts held by Borrower.

     "Market Value" shall mean the value, determined by the Lender in its sole reasonable discretion, of the Eligible Contracts if sold in their entirety to a single third-party purchaser. The Lender's determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Eligible Contracts on a daily basis which Market Value may be determined to be zero. The Borrower acknowledges that the Lender's determination of Market Value is for the limited purpose of determining the amount of the Borrowing Base for lending purposes hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Eligible Contracts achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence.

     "Master Agency Agreement" means that certain Master Depository Accounts and Post Office Boxes and Agency Agreement dated as of September 29, 1997 among UDCC, BNY Midwest Trust Company, in its individual capacity and as Trustee, and certain other parties, as amended, modified or supplemented from time to time, together with any acknowledgement and agreement.

     "Master Custodial Report" means the report delivered pursuant to the Custodial Agreement to Lender by the Custodian on and as of each Funding Date which: (i) identifies each of the Pledged Contracts by account number and the name of the Contract Debtor, and (ii) indicates whether the Custodian then holds all Contract Delivery Documents for such Pledged Contract.

     "Material Adverse Effect" means a material adverse effect on (a) the property, business, operations, financial condition or prospects of the Borrower or any Affiliate of the Borrower, (b) the ability of the Borrower to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral.

     "Maximum Credit" means, during any calendar year, (i) from May 1 through November 30, the aggregate amount of $75,000,000.00 and (ii) at other times, the aggregate amount of $100,000,000.00.

     "MBIA" means the MBIA Insurance Corporation.

     "MBIA  Event  of  Default"   means,   with   respect  to  an   MBIA-Wrapped
Securitization, an "Insurance Agreement Event of Default" under and as defined in the related insurance and indemnity agreement.

     "MBIA   Performance   Trigger"  means,  with  respect  to  an  MBIA-Wrapped
Securitization, a "Portfolio Performance Event" under and as defined in the related pooling and servicing agreement.

     "MBIA-Wrapped Securitization" means a Securitization Transaction in which MBIA has guaranteed the repayment of one or more senior classes of issued securities.

     "Measurement Date" means, for UDC and its consolidated subsidiaries, the last day of an Accounting Period.

     "Minimum Net Worth" shall mean as of the date of determination for UDC and its consolidated subsidiaries, the number computed as (i) the sum of (x) Net Equity plus (y) Subordinated Debt minus (ii) the sum of (x) the aggregate amount of all advances to employees plus (y) the aggregate amount of the principal balance on the Cygnet Dealer Loan plus (z) the aggregate value of Intangible Assets in each case determined in accordance with GAAP for UDC and its consolidated subsidiaries.

     "Modification" shall mean, with respect to a Contract, any amendment or agreement modifying such Contract made in accordance with Accepted Servicing Practices.

     "Motor Vehicle" means a passenger motor vehicle, van, or light duty truck which is not manufactured for a particular commercial purpose and which can be registered for use on public highways, and is not a vehicle that is not titled in the United States or has not been previously titled in the United States.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "Net Equity" means the excess of the book value of the assets of UDC and its consolidated subsidiaries over the book value of the liabilities of UDC and its consolidated subsidiaries, in each case determined in accordance with GAAP.

     "Net Income" means, for any period for UDC and its consolidated subsidiaries, the net income (or loss) of UDC and its consolidated subsidiaries for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than UDC and its consolidated subsidiaries) in which any other Person (other than UDC and its consolidated subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to UDC and its consolidated subsidiaries by such Person during such period,
(ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated subsidiary or is merged into or consolidated with UDC or a consolidated subsidiary or that Person's assets are acquired by UDC or a consolidated subsidiary, (iii) the income of any subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of their charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) any after-tax gains or losses attributable to asset sales permitted under Section
7.13 or returned surplus assets of any pension plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

     "Non-Contract Collateral" has the meaning assigned thereto in Section 4.01(b)(ii)(H) hereof.

     "Note" means the promissory note provided for by Section 2.02(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Notice of Borrowing  and Pledge" has the meaning  assigned to such term in
Section 2.03(d) hereof.

     "Optional Contract Debtor Insurance" means any insurance, other than Required Contract Debtor Insurance, which insures a Financed Vehicle or a
Contract Debtor's obligations under a Contract, including but not limited to credit life, credit health, credit disability, unemployment insurance, and any service contract, mechanical breakdown coverage, warranty, or extended warranty for a Financed Vehicle.

     "Originated Eligible Contract" means an Eligible Contract which was originated by an Originator.

     "Originator" means Car Sales or Car Sales Florida.

     "Outside Financing" has the meaning assigned to such term in Section 4.01(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Liens" means those liens on any asset of any Duck Entity as of the date hereof as set forth on Schedule 7 attached hereto.

     "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

     "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Pledged Contract" means, at any date, each Contract owned by the Borrower on such date, whether or not such Contract is an Eligible Contract, excluding any Contract released pursuant to Section 4.01(d) and 4.01(e) hereof, and any Terminated Contracts.

     "Post-Default Rate" means, in respect of any principal of any Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 5% per annum, plus (a) LIBO Rate plus (b) the Applicable Margin.

     "Power of Attorney" means the irrevocable power of attorney executed by each Duck Entity in favor of the Lender in the form attached hereto as Exhibit M.

     "Principal Balance" means, with respect to any Contract as of any date, the amount financed minus the sum of the following amounts without duplication: (i) that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (ii) any payment of the amount financed with respect to the Contract allocable to principal; and (iii) any prepayment in full or any partial prepayments applied to reduce the amount financed.

     "Privatization Transaction" means any transaction or series of transactions whereby Ernest C. Garcia or any Affiliate of Ernest C. Garcia acquires or seeks to acquire any of outstanding capital stock of UDC and which is intended to result in UDC stock no longer being registered under the Securities Exchange Act of 1934 and UDC not being subject to the reporting requirements of Section 13 or
Section 15d or such Act, whether by tender offer, open market purchase, stock buy-back program, merger, exchange offer or other means. Notwithstanding the foregoing, Privatization Transaction shall not include the issuance of warrants to purchase up to 1.5 million shares of UDC in accordance with the Verde Loan Agreement, or the issuance of common stock upon the exercise of such warrants.

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     "Property"  means  any  right or  interest  in or to  property  of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Quarterly   Measurement   Date"  means,   for  UDC  and  its  consolidated
subsidiaries with respect to any fiscal year, the last day of the March, June, September and December Accounting Periods.

     "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Replacement Inventory Facility" means an inventory facility entered into by Borrower that satisfies each of the following criteria: (i) provides Borrower with at least $25,000,000 in inventory financing; (ii) is in form and content satisfactory to Lender; (iii) includes an intercreditor agreement between the inventory lender and Lender, in form and content satisfactory to Lender; and
(iv) does not grant the inventory lender a security interest in the Stock Pledge Collateral.

     "Request for Release" has the meaning set forth in the Custodial Agreement.

     "Required Contract Debtor Insurance" means the insurance coverage required pursuant to the Underwriting Guidelines.

     "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer's behalf as demonstrated by a certificate of corporate resolution.

     "Restricted Payments" means with respect to any Person, (i) collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly and (ii) any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, defeasance, retirement or other acquisition of any subordinate debt of the Borrower, whether now or hereafter outstanding, or any other distributions in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

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     "Rolling Average Managed  Portfolio  Contracts  Deferral Rate" means,  with respect to all Managed Portfolio Contracts as of the last day of an Accounting Period, the average of the Deferral Rates for all Managed Portfolio Contracts for the three (3) consecutive Accounting Periods most recently ended; provided that, until the June 2001 Accounting Period has expired, the Rolling Average Deferral Rate shall be the average of the Deferral Rates for the Accounting Periods which have expired since the date of this Loan Agreement.

     "Rolling Average Delinquency Ratio (Pledged Contracts)" means, with respect to all Pledged Contracts as of the last day of an Accounting Period, the average of the Delinquency Measurement Ratios for all Pledged Contracts for the three
(3) consecutive Accounting Periods most recently ended; provided that, until the June 2001 Accounting Period has expired, the Rolling Average Delinquency Ratio (Pledged Contracts) shall be the average of the Delinquency Measurement Ratios for the Accounting Periods which have expired since the date of this Loan Agreement.

     "Rolling Averaged Delinquency Ratio (Managed Portfolio Contracts)" means, with respect to all Managed Portfolio Contracts of the last day of an Accounting Period, the average of the Delinquency Measurement Ratios for all Managed Portfolio Contracts for the three (3) consecutive Accounting Periods most recently ended; provided that, until June 2001 Accounting Period has expired, the Rolling Average Delinquency Ratio (Managed Portfolio Contracts) shall be the average of the Delinquency Measurement Ratios for all Managed Portfolio Contracts for the Accounting Periods which have expired since the date of this Loan Agreement.

     "Schedule of Payments" means the schedule of payments disclosed on a Contract.

     "Scheduled   Payments"  means  the  periodic   installment  payment  amount
disclosed in the Schedule of Payments for the Contract.

     "Secured Obligations" has the meaning assigned thereto in Section 4.01(c) hereof.

     "Securitization Letter" means that certain letter agreement by and between Borrower and Lender dated the date hereof, outlining rights and obligations with respect to securitizations and whole loan sales of Contracts subject to this Loan Agreement from time to time.

     "Securitization Net Proceeds Percentage" means, with respect to a Securitization Transaction, the percentage as determined solely by Lender according to the following formula (with the result rounded to the nearest 1/100th of a percent):

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     [(Total  Securitized Pool - Securitization  Reductions) / Total Securitized
Pool] - 4.00%

     "Securitization Reductions" means with respect to any Securitization Transaction, an amount equal to the sum of (i) all credit enhancement, including but not limited to the amount of any cash deposit to reserve funds or spread accounts as of the closing date of the Securitization Transaction, and the amount of overcollateralization of the collateral included in such Securitization Transaction, and (ii) certificates or notes issued in connection with such Securitization Transaction that are not Securitized Borrowings.

     "Securitization Transaction" means any transaction entered into by the Borrower or an Affiliate of the Borrower from time to time involving the securitization of Contracts subject to this Loan Agreement.

     "Securitized Borrowings" means the aggregate outstanding principal balance of all of the investment grade securities issued and sold in a Securitization Transaction to any Person who is not a Duck Entity or an Affiliate of any Duck Entity.

     "Seminole Contract" means a Contract which was originally purchased in a True Sale by Borrower from Seminole Finance; provided, however, that any such Contract that has been sold or securitized by Borrower and then subsequently repurchased by Borrower and that remains owned by Borrower shall not be deemed to be a Seminole Contract.

     "Senior Secured Loan" means the Indebtedness of the Borrower pursuant to that certain Senior Secured Loan Agreement dated as of January 11, 2001 among UDC, BNY Midwest Trust Company as Collateral Agent, and the lenders who are party thereto from time to time.

     "Senior Secured Loan Documents" means those documents set forth on Schedule 10 attached hereto.

     "Servicer" means UDCC.

     "Servicing Records" has the meaning set forth in Section 11.15(b).

     "Servicing Transmission" means a report delivered to the Lender by the Borrower which, on a Contract-by-Contract basis and in the aggregate, with respect to the Contracts serviced hereunder by the Servicer which were included in the Borrowing Base prior to the first day of the month in which Servicing Transmission is delivered, (i) summarizes the Borrower's delinquency and loss experience with respect to Contracts serviced by the Servicer (including, in the case of the Contracts, the following categories: current, 1-30, 31-60, 61-90 and defaulted), (ii) contains a complete written calculation or analysis of each covenant in Section 7, (iii) contains the information displayed on Exhibit F and
(iv) contains any other information reasonably requested by the Lender with respect to the Contracts.

     "Simple Interest Method" means the method of allocating a generally fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the date through which interest was last paid and the remainder of such payment is allocable to principal.

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

     "Stock Pledge Collateral" means the capital stock owned by the Borrower, whether now owned or hereafter acquired, and rights to receive dividends and other distributions of every nature, now existing or hereafter created and wherever located, of Ugly Duckling Receivables Corporation II, Ugly Duckling Receivables Corporation III, or any other bankruptcy remote entity created for the purpose of a Securitization Transaction.

     "Subordinated Debt" means a debt obligation of the Borrower which is subordinated to Lender pursuant to a subordination agreement which is in the form of Exhibit K or pursuant to some other agreement approved in writing by Lender; or in the case of the Exchange Debt pursuant to the terms and conditions thereof including without limitation, the Exchange Debt, the indebtedness pursuant to the Verde Loan Agreement, and the indebtedness pursuant to the Kayne Anderson Loan Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "SunAmerica  Security Interest" means the security interest in the Contract
Collateral   granted  to  the  Senior  Secured  Loan  lenders  pursuant  to  the
Intercreditor Agreement and a security agreement of even date herewith.

     "Tax" or "Taxes" means any federal, state, local, provincial, or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Terminated Contract" has the meaning set forth in the Custodial Agreement.

     "Termination Date" means April 12, 2002, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law as same may be extended pursuant to Section 2.09 hereof.

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

     "Total Debt" means, as at any date of  determination,  the aggregate stated
balance  sheet  amount  of  all   Indebtedness  of  UDC  and  its   consolidated
subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Total Securitized Pool" means the aggregate Principal Balance of Contracts securitized in a Securitization Transaction by Borrower.

     "True Sale" means any sale, transfer, conveyance or assignment of a Contract whereby any and all interest of the originator in, to and under any Contract funded in the name of or acquired by such originator or seller has been sold, transferred, conveyed and assigned to the Borrower pursuant to a legal sale and such originator retains no interest in such Contract, and if so requested by the Lender, is covered by an opinion of counsel to such effect in form and substance acceptable to the Lender.

     "Trust Receipt Exhibit A" has the meaning set forth in the Custodial Agreement.

     "UCC" means the Uniform Commercial Code.

     "UDC" has the meaning set forth in the first paragraph of this Loan Agreement.

     "UDCC" has the meaning set forth in the first paragraph of this Loan Agreement.

     "UDCSFC" has the meaning set forth in the first paragraph of this Loan Agreement.

     "UDFC" has the meaning set forth in the first paragraph of this Loan Agreement.

     "Underwriting Guidelines" means collectively, the underwriting guidelines attached as Exhibit E hereto as amended from time to time in accordance with
Section 7.09.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "VAM Contract" means Contract which was purchased in a True Sale by Borrower from Virginia Auto Mart, Virginia Auto Mart II and Fresh Start Credit Corporation on November 8, 1999.

     "Verde" means Verde Investments, Inc. and any of its Affiliates, successors or assigns.

     "Verde Loan Agreement" means that certain loan agreement dated as of January 11, 2001 between UDC and Verde whereby UDC issued to Verde subordinated debt in the principal amount of $7,000,000 and warrants to purchase common stock of UDC.

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

     "Weighted Average Securitization Net Proceeds Percentage" means, at any date, the average of the Securitization Net Proceeds Percentage (weighted by the original amount of each Total Securitized Pool) obtained in the three Securitization Transactions most recently closed on or before such date.

     1.02 Accounting Terms and Determinations. Any accounting term used in this Loan Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. Financial statements and other information furnished pursuant to this Loan Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation.

     1.03 UCC Terms and Determinations. Except as otherwise expressly provided herein, all terms used herein which are defined in the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time shall have the meanings which they are given in such Uniform Commercial Code.

     Section 2 Advances, Note and Prepayments.

     2.01 Advances.

     (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, an "Advance"; collectively, the "Advances") to the Borrower in Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit and (ii) the Borrowing Base as in effect from time to time.

     (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

     (c) In no event shall an Advance be made when any Default or Event of Default has occurred and is continuing.

     2.02 Notes.

     (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, provided that no such promissory note shall be in a denomination of less than $5,000,000.

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

     (b) The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Advances.

     (c) The Note may be signed by UDC, or UDC acting on behalf of all of the Duck Entities pursuant to Section 2.10 below.

     2.03 Procedure for Borrowing.

     (a) Allowable Time and Amount of Advances. During the term of this Loan Agreement, the Borrower, or UDC acting on behalf of all of the Duck Entities pursuant to Section 2.10 below, may request an Advance in a minimum principal amount of $500,000 on any Business Day during the period from and including the Effective Date to but excluding the Termination Date.

     (b) Notice of Borrowing and Pledge. Any request for an Advance by the Borrower shall be made by delivering to the Lender, with a copy to the Custodian, an irrevocable notice of borrowing and pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and Pledge"), which must be received no later than 12:00 noon (eastern time) on the requested Funding Date. Any such delivery may be made by facsimile or email delivered to the individual designated by the Lender to receive such notice.

     (c) Additional Deliveries. It shall be a condition precedent to the making of an Advance on a Funding Date that each of the following shall have occurred:

     (i) Estimate of Advance. If the estimated amount of the Advance to be requested exceeds $5,000,000, then not later than 5:00 p.m. (eastern time) on the Business Day prior to the Funding Date, the Borrower shall deliver to the Lender an estimate of the amount of such Advance to be requested on such Funding Date.

     (ii) Borrower's Deliveries Under the Custodial Agreement. The Borrower shall have timely made all of the deliveries under Sections 2.01, 2.02 and 2.03 of the Custodial Agreement;

     (iii)Custodian's Deliveries Under the Custodial Agreement. The Custodian shall have timely made all of the deliveries under Sections 3.01, 3.02, 3.03 and 3.04 of the Custodial Agreement; and

     (iv) Borrowing Base Certificate. Not later than 10:00 a.m. (eastern time) on the Funding Date, the Borrower shall have delivered to the Lender a Borrowing Base Certificate which reflects all Eligible Contracts as of the close of business on the day preceding the Funding Date.

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

     (d) Advance by Lender. Upon the Borrower's request for a borrowing pursuant to Section 2.03(b) above, the Lender shall, assuming all conditions precedent set forth in this Section 2.03 and in Section 5.01 and 5.02 have been met, and provided no Default shall have occurred and be continuing, not later than 2:00 p.m. (eastern time) on the requested Funding Date make an Advance in an amount which would not cause the aggregate amount of Advances then outstanding (including the requested Advance) to exceed the lesser of (i) the Maximum Credit or (ii) the Borrowing Base. Subject to the foregoing, such Advance will be made available to the Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding Date), the aggregate amount of such Advance in funds immediately available to the Borrower.

     (e) Market Value of Eligible Contracts. The Lender may calculate the Market Value of all of the Eligible Contracts at any time and from time to time. To assist the Lender in such determination, the Borrower shall promptly deliver to Lender such information as the Lender may reasonably request. Any such calculation of Market Value will be made by Lender in its sole discretion, and any such calculation made in good faith by the Lender shall be conclusive.

     2.04 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate:

     (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

     (b) the Lender determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of "LIBO Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Advances; or

     (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate;

     then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Advances, and the Borrower shall, at its option, either prepay such Advances or pay interest on such Advances at the Alternative Base Rate.

     2.05 Repayment of Advances; Interest.

     (a) The Borrower shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by the Note).

     (b) Except as provided in Section 2.04 above, the Borrower shall pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance as calculated in this Section 2.05(b) shall be payable as provided in Section 2.05(c) and (e). Any accrued and unpaid interest shall be due and payable on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon receipt of invoice. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrower.

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

     (c) The Borrower shall cause the Servicer to, and the Servicer shall: (i) within 24 hours of the receipt by the Borrower or the Servicer of any Collections, deposit such Collections into a Depository Account; (ii) on a daily basis, cause all amounts representing Collections which constitute available funds in any such Depository Account (other than the Consolidating Depository Account) to be deposited into such Consolidating Depository Account; and (iii) as soon as any collections received by the Borrower or the Servicer are identified as Collections with respect to a Pledged Contract, but in any event within three days of the receipt of such Collections by the Borrower or the Servicer, cause such Collections to be deposited into the Lender's Account. Funds in the Lender Account shall be applied by Lender, without duplication, in the following order:

     (i)  First, for application to overdue interest on the Advances;

     (ii) Second, for application to accrued interest on the Advances;

     (iii) Third, for application to any fees due to Lender;

     (iv) Fourth, for application to any expenses incurred by Lender which are to be paid by Borrower under the Loan Documents;

     (v) Fifth, for application to the unpaid principal balance of the Advances;

     (vi) Sixth, to all other accrued and unpaid Secured Obligations; and

     (vii) Seventh, the remainder to the Borrower.


     (d) No later than the fifteenth (15th) day of each month (or the next Business Day), the Servicer shall provide the Lender with a report which shall summarize the transactions described in Section 2.05(c) above for the prior month.

     (e) No later than one (1) Business Day after receipt of notice from Lender, which notice shall be delivered after receipt by Lender of the report described in Section 2.05(d) above, the Borrower shall pay Lender the full amount of any accrued and unpaid interest on the Advances for the prior month which has not been paid theretofore pursuant to Section 2.05(c).

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     2.06 Mandatory Prepayments or Pledge.

     Before 10:00 a.m. (eastern time) on each Business Day, the Borrower shall deliver to the Lender a Borrowing Base Certificate, the calculation in such certificate to be made as of the close of business on the prior Business Day. In the event that such Borrowing Base Certificate indicates or if at any time the aggregate outstanding principal amount of Advances exceeds, or if at any time Lender shall notify Borrower that the aggregate outstanding principal amount of Advances exceeds the Borrowing Base (a "Borrowing Base Deficiency"), the
Borrower shall no later than the close of business on the next Business Day either prepay the Advances in part or in whole or pledge additional Eligible Contracts (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

     2.07 Optional Prepayments. The Advances are prepayable without premium or penalty, in whole or in part, at any time. Any amounts prepaid shall be applied in the order set forth in Section 2.05(c). Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement.

     2.08 Requirements of Law.

     (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

     (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding net income or franchise taxes) or change the basis of taxation of payments to the Lender in respect thereof;

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by deposits or other liabilities in or for the account of advances. Advances or other extensions of credit by, or any other acquisition of funds by any office of the Lender which is not otherwise included in the determination of the LIBO Rate hereunder;

     (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable thereafter incurred.

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     (b) If the Lender shall have  determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction.

     (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

     2.09 Extension of Termination Date. Upon the mutual agreement of Lender and Borrower, Termination Date will be extended for a period at 364 days by giving written notice thereof to Borrower at least 30 days prior to the Termination Date. If the Termination Date is so extended, Borrower shall pay Lender a renewal fee of $250,000, in immediately available funds by wire transfer to an account designated by Lender, no later than the date which is the first anniversary hereof.

     2.10 Power of Attorney. Each Duck Entity hereby irrevocably authorizes UDC at any time and from time to time in the sole discretion of UDC and appoints UDC as its attorney-in-fact, to act on behalf of such Duck Entity (i) to execute the Notice of Borrowing and Pledge and the Note on behalf of such Duck Entity as debtor and to file financing statements necessary or desirable in the sole discretion of UDC to perfect and to maintain the perfection and priority of the interest of the Lender in the Collateral, (ii) to file a carbon, photographic or other reproduction of this Loan Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as UDC in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lender in the Collateral and
(iii) to take any other action that UDC deems necessary in its sole discretion to fulfill the Borrower's obligations under this Loan Agreement. This appointment is coupled with an interest and is irrevocable.

     Section 3 Payments; Computations; Taxes; Commitment Fee.

     3.01 Payments.

     Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the Lender Account, not later than 1:00 p.m., eastern time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

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     3.02 Computations.  Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     3.03 U.S. Taxes.

     (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided, that, if the Lender is not a U.S. Person (as defined in Code Section 7701(a)(30)), the foregoing obligation to pay such additional amounts shall not apply:

     (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form W-8BEN (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form W-8ECI (relating to all interest to be received by the Lender hereunder in respect of the Advances), or

     (ii) to any U.S. Tax imposed solely by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 3.03, (w) "Form W-8BEN" means Form W-8BEN of the Department of the Treasury of the United States of America, (x) "Form W-8ECI" means Form W-8ECI of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and
(y) "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

     (b) Within thirty (30) days after paying any such amount to the Lender, and within thirty (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

     (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United States or a State thereof or is entitled to submit a Form W-8BEN (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form W-8ECI (relating to all interest to be received by the Lender hereunder in respect of the Advances).

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     3.04 Commitment Fee. The Borrower agrees to pay to the Lender,  on the date hereof a commitment fee equal to $750,000 (the "Commitment Fee"), such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

     Section 4 Collateral Security.

     4.01 Collateral; Security Interest.

     (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Contract Delivery Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender the deliveries required under the Custodial Agreement, confirming that it has reviewed such Contract Delivery Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Contract Delivery Documents as so reviewed.

     (b) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

     (i) each Contract owned by the Borrower and each of the following items with respect to such Contract:

          (A)  the Contract Debtor Documents;

          (B)  the Contract Rights;

          (C) any payments from a bank account of, and any electronic funds transfers from, any Contract Debtor or Contract Rights Payor (subject to the terms and conditions of the Master Agency Agreement);

          (D) any associated chattel paper, lease, instrument, installment sale contract or installment loan contract;

          (E) all rights of the Borrower in and to the related Financed Vehicle, including any repossessed Financed Vehicle, and in and to any other collateral securing such Contract, including any security deposit;

          (F)  any contract purchase discount;

          (G) any rights of Borrower to dealer reserves or rate participation with respect to such Contract, if any;

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

          (H) any money, payments or proceeds of any insurance policies with respect to any or all Contracts or any Financed Vehicles with respect to which Borrower is solely or jointly the owner or is insured or is the loss payee or is a beneficiary, including any Insurance Proceeds;

          (I) all books and records of the Borrower (including financial statements, accounting records, customer lists, credit files, computer programs, electronic data print-outs and other computer materials and records) with respect to such Contract;

          (J) all accessions to, substitutions for and all replacements and products of, any of the foregoing property; and

          (K) all moneys, instruments and other proceeds of the foregoing (all of the foregoing items in this Section 4.01(b)(i) with respect to all Pledged Contracts being the "Contract Collateral"); and

     (ii) all of the following items owned by the Borrower, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, except to the extent the same constitutes (x) the Contract Collateral or (y) the Cash Collateral Account and amounts on deposit therein, and (z) the Class C Certificates issued to UDFC in connection with any Securitization Transaction, but only to the extent the value of such Class C Certificates does not exceed 2% of the face amount of all notes and certificates issued with respect to the applicable Securitization Transaction:

          (A)  all chattel paper,  accounts,  leases,  instruments,  installment
               sales   contracts,   installment   payment   contracts,   general
               intangibles, payment intangibles, and promissory notes;

          (B) all deposit accounts and other bank accounts or securities accounts (subject to the terms and conditions of the Master Agency Agreement);

          (C)  all Inventory Property;

          (D)  any collateral securing any of the foregoing;

          (E)  the proceeds under any insurance policies of the Borrower;

          (F)  all investment property of the Borrower;

          (G)  all books and records of the Borrower; and

          (H) all monies, instruments and other proceeds of the foregoing (all of the foregoing items in this Section 4.01(b)(ii) being the "Non-Contract Collateral"); and

          (I)  the Stock Pledge Collateral.

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     (c) The Borrower hereby assigns,  pledges and grants a security interest to the Lender in all of its right, title and interest in, to and under all the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the security interests granted to the Lender hereunder.

     (d) If (i) the Lender makes a  determination  of Market  Value  pursuant to
Section 2.03(e) that results in the Borrowing Base being less than the amount calculated pursuant to clause (X) of the definition of Borrowing Base or (ii) the Borrower in good faith does not agree with the Lender's initial determination of the Borrowing Base (New Non-UDC Contracts), then the Borrower may seek to finance and securitize or otherwise sell Pledged Contracts through another financing source (any such financing, securitization or sale, an "Outside Financing"); provided, that in the case of clause (ii) of this Section 4.01(d), the Borrower may only seek to finance and securitize or otherwise sell such Pledged Contracts as were proposed to be included in the Borrowing Base (New Non-UDC Contracts) that were subject to the Lender's determination pursuant to clause (ii). The Lender will execute such documents and instruments as may be necessary to release and terminate its security interest in such Pledged Contracts and the related Contract Collateral described in Section 4.01(b)(i) (such release to be effective on the closing date for such Outside Financing) if, and only if, each and all of the following conditions are satisfied:

     (i) no Default or Event of Default has occurred and is continuing or would result from such release or such Outside Financing;

     (ii) the Borrower has entered into a firm commitment in form and content satisfactory to Lender to finance, securitize or otherwise sell the Pledged Contracts in such Outside Financing;

     (iii)the   Borrower   pays  the  Lender  all  fees  due   pursuant  to  the
          Securitization Letter in connection with such Outside Financing; and

     (iv) on the date of such release, the Borrower pays the Lender such amount as is necessary to ensure that no Borrowing Base Deficiency will exist on such date (after giving effect to such Outside Financing) and that the Borrower has paid all accrued and unpaid interest on the Advances and all other amounts which are then due and owing hereunder.

     (e) In addition to the release provisions pursuant to Section 4.01(d) above, upon the occurrence of each Securitization Transaction that is in accordance with the Securitization Letter, the Lender will execute such documents and instruments as may be necessary to release and terminate its security interest in the Pledged Contracts and related Contract Collateral being included in such Securitization Transaction if, and only if, each and all of the following conditions are satisfied:

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

     (i) no Default or Event of Default has occurred and is continuing or would result from such release;

     (ii) the   Borrower   pays  the  Lender  all  fees  due   pursuant  to  the
          Securitization   Letter  in   connection   with  such   Securitization
          Transaction; and

     (iii)on the date of such release, the Borrower pays the Lender such amount as is necessary to ensure that no Borrowing Base Deficiency will exist on such date (after giving effect to such Securitization Transaction) and that the Borrower has paid all accrued and unpaid interest on the Advances and all other amounts which are then due and owing hereunder.

     4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     4.03 Changes in Locations, Name, etc. No Duck Entity shall (i) change the location of its chief executive office, its chief place of business or its jurisdiction of incorporation from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least thirty (30) days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

     4.04 Lender's Appointment as Attorney-in-Fact.

     (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, effective during the continuation of any Event of Default, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

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     (i)  in the name of the  Borrower or its own name,  or  otherwise,  to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Optional Contract Debtor Insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such Optional Contract Debtor Insurance or with respect to any other Collateral whenever payable;

     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

     (iii)(A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
          (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of all Secured Obligations.

     (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

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     4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its material agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

     4.06 Proceeds. If an Event of Default shall occur and be continuing, subject to the Master Agency Agreement, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender will be applied by the Lender against, the Secured Obligations. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, sale proceeds, and any other income and all other amounts received with respect to the Collateral.

     4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, auction or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall act in good faith to obtain the best execution possible under prevailing market conditions. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

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     4.08  Limitation  on  Duties  Regarding  Presentation  of  Collateral.  The
Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

     4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

     Section 5 Conditions Precedent.

     5.01 Initial Advance. The obligation of the Lender to make its initial Advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

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     (a) Loan  Agreement.  The Lender shall have received  this Loan  Agreement, executed and delivered by a duly authorized officer of each Duck Entity.

     (b) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

     (i)  Note. The Note, duly completed and executed.

     (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by each Duck Entity, the Lender and the Custodian. In addition, each Duck Entity shall have filed all Uniform Commercial Code and related filings and performed all actions under the Custodial Agreement and taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to this Loan Agreement.

     (iii)Intercreditor Agreement. The Intercreditor Agreement, duly executed and delivered by each of GECC and BNY Midwest Trust Company and acceptable to Lender in its sole discretion.

     (iv) Master Depository Account. The Lender shall have approved and become a party to the Master Agency Agreement pursuant to Section 12 therein, and shall have received a certified copy of the Master Agency Agreement as in effect or the date hereof.

     (v) Amendment of GECC Agreement. GECC and the Borrower shall have duly executed and delivered an amendment to the GECC Agreement terminating the Warehouse Facility (as such term is defined in the GECC Agreement), in form and content satisfactory to Lender, including but not limited to a provision providing for the extension at Borrower's option of the Inventory Facility.

     (vi) Amendment of GECC UCC-1 Filings. The GECC UCC-1 filings shall have been amended to provide notice of the GECC Intercreditor Agreement.

     (vii)Perfected Liens. The Duck Entities shall have taken all steps necessary to ensure that the security interest granted hereunder in the Collateral shall constitute a fully perfected security interest under the Uniform Commercial Code in all right, title and interest of the Duck Entities in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code, subject only to the Liens described in Section 6.11(d).

     (viii) Power of Attorney. A Power of Attorney shall have been duly executed and delivered by each Duck Entity to the Lender.

     (c) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Duck Entity and of all corporate or other authority for each Duck Entity with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by each Duck Entity from time to time in connection herewith (and the Lender may conclusively rely on such documents until it receives notice in writing from the Borrower to the contrary).

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     (d)  Legal   Opinion.   A  legal   opinion  of  counsel  to  the  Borrower,
substantially in the form attached hereto as Exhibit C.

     (e)   Securitization   Letter.   The  Lender   shall  have   received   the
Securitization Letter, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrower.

     (f) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such security interest.

     (g) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 11.03(b) and such fees and expenses may be netted out of any Advance made by the Lender hereunder.

     (h) Financial Statements. The Lender shall have received the financial statements referenced in Section 7.01(a).

     (i) Underwriting Guidelines. The Lender and the Borrower shall have agreed upon the Borrower's current Underwriting Guidelines for Contracts and the Lender shall have received a copy thereof.

     (j) Consents, Licenses, Approvals, etc. The Lender shall have received a list certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

     (k) Insurance. The Lender shall have received evidence in form and substance satisfactory to the Lender showing compliance by the Borrower as of such initial Funding Date with Section 7.19 hereof.

     (l) Exchange Debt Documents. The Lender shall have received certified copies of the Exchange Debt Documents.

     (m) Senior Secured Loan Documents. The Lender shall have received certified copies of the Senior Secured Loan Documents.

     (n) Other Documents. The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

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     5.02  Initial and  Subsequent  Advances.  The making of each Advance to the
Borrower (including the initial Advance) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

     (a) no Default or Event of Default shall have occurred and be continuing;

     (b) both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Advance and on and as of each date thereafter until the Termination Date in all material respects (in the case of the representations and warranties in Schedule 1 and Schedule 6, solely with respect to Eligible Contracts included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Lender, the Lender shall have received an officer's certificate signed by a Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions;

     (c) the Servicer shall have delivered the Borrowing Base Certificate for such Funding Date to the Lender pursuant to Section 2.03(c)(iv) of this Loan Agreement;

     (d) the aggregate outstanding principal amount of the Advances shall not exceed the Borrowing Base;

     (e) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Custodian shall have completed its due diligence view of the Contract Delivery Documents for each Advance and such other documents, records, agreements, instruments Financed Vehicles or information relating to such Advances as the Custodian in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Lender in its reasonable discretion;

     (f) the Lender shall have received the Notice of Borrowing Base and Pledge from the Borrower, and the Borrower shall have timely made all of the deliveries under Sections 2.01, 2.02 and 2.03 of the Custodial Agreement;

     (g) the Custodian shall have timely made all of the deliveries under Sections 3.01, 3.02, 3.03 and 3.04 of the Custodial Agreement; and

     (h) if any Pledged Contracts were acquired by the Borrower from third parties, such Contracts shall conform to the Borrower's Underwriting Guidelines or the Lender shall have received Underwriting Guidelines for such Contracts acceptable to the Lender in its sole discretion.

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Each  request for a borrowing  by the  Borrower  hereunder  shall  constitute  a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

     Section 6 Representations and Warranties. The Borrower represents and warrants to the Lender that as of the date hereof, each other date upon which representations and warranties are made or renewed pursuant to the Loan
Documents and, in each case, on and as of each date thereafter until the Termination Date:

     6.01 Existence. Each Duck Entity (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its property, business or financial condition, or prospects; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects and (d) is in compliance in all material respects with all Requirements of Law.

     6.02 Financial Condition. UDC has heretofore furnished to the Lender a copy of the unaudited balance sheet, of UDC and its consolidated Subsidiaries, dated as of December 31, 2000. UDC has also heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for UDC and its consolidated subsidiaries for the year ended December 31, 2000, setting forth comparative form the figures for the previous year. All such financial statements are and, upon delivery, all financial statements described in Section 7.01(a) will be, materially complete and correct and fairly present the consolidated financial condition of UDC and its subsidiaries and the consolidated results of their operations for the applicable fiscal period, all in accordance with GAAP applied on a consistent basis. Since December 31, 2000 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

     6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against any Duck Entity or any of its respective Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect on the property, business or financial condition, or prospects of UDC and its consolidated subsidiaries taken as a whole or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby.

     6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of any Duck Entity, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which any Duck Entity, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of any Duck Entity or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

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     6.05 Action.  Each Duck Entity has all necessary  corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Duck Entity of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by each Duck Entity and constitutes a legal, valid and binding obligation of each Duck Entity, enforceable against each Duck Entity in accordance with its terms.

     6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by any Duck Entity of the Loan Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

     6.07 Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

     6.08 Taxes. UDC and its consolidated Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of UDC and its consolidated Subsidiaries in respect of taxes and other governmental charges are, in the opinion of UDC, adequate.

     6.09 Investment Company Act. None of the Duck Entities nor any of their Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Duck Entity is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

     6.10 No Default. No Duck Entity nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

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     6.11 Collateral; Collateral Security.

     (a) Except for (i) Pledged Contracts released pursuant to Section 4.01(d) above and (ii) transfers from one Duck Entity to another Duck Entity, (iii) the GECC Security Interest and (iv) the SunAmerica Security Interest, no Duck Entity has assigned, pledged, or otherwise conveyed or encumbered any Contract or other Contract Collateral to any other Person other than another Duck Entity, and immediately prior to the pledge of any such Contract or other Contract Collateral, a Duck Entity was the sole owner of such Contract or other Contract Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder and no Person other than a Duck Entity has any Lien on any Contract or other Contract Collateral.

     (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Duck Entities in, to and under the Collateral.

     (c) Upon receipt by the Custodian of the Contract Delivery Documents, the Lender shall have a fully perfected first priority security interest in the Contract Collateral.

     (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Duck Entities as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Duck Entities in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code. Upon the effectiveness of the Intercreditor Agreement, Lender will have a fully perfected security interest in the Stock Pledge Collateral. Lender's security interests in: (i) the Contract Collateral shall be subject to no prior Liens upon the effectiveness of the Intercreditor Agreement, (ii) the Non-Contract Collateral shall be subject to no prior Liens other than the Lien of the lender under the GECC Inventory Facility or the Replacement Inventory Facility, and
(iii) the Stock Pledge Collateral shall be subject to no prior Liens other than the Lien of the lenders under the Senior Secured Loan, any refinancing of the Senior Secured Loan, the Lien of GECC under the Consent and Subordination Agreement and the Verde Loan Agreement.

     6.12 Chief Executive Office; Chief Operating Office; State of Incorporation. Each Duck Entity's chief executive office on the Effective Date is located at 2525 East Camelback Road, Suite 500, Phoenix AZ 85016, and the chief operating office is located at the same address. UDC is a Delaware corporation; UDCSFC is an Arizona corporation; UDCC is an Arizona corporation; Car Sales is an Arizona corporation; Car Sales Florida is a Florida corporation; and UDFC is an Arizona corporation.

     6.13 Location of Books and Records. The location where each Duck Entity keeps it books and records including all computer tapes and records relating to the Collateral is its chief executive office or chief operating office or the offices of the Custodian.

     6.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Duck Entities to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Duck Entities to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

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     6.15 ERISA. Each Plan to which the Duck Entities make direct contributions,
and,  to  the  knowledge  of  each  Duck  Entity,   each  other  Plan  and  each
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which any Duck Entity would be under an obligation to furnish a report to the Lender under Section 7.01(d) hereof.

     6.16 Licenses. The Lender will not be required as a result of financing or taking a pledge of the Contracts to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

     6.17 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Duck Entities or any of their Subsidiaries has a Material Adverse Effect.

     6.18 Subsidiaries. All of the Subsidiaries of UDC at the date hereof are listed on Schedule 4 to this Loan Agreement.

     6.19  Origination  of Contract  Loans.

     (a) The origination and collection practices used by the Duck Entities, the Servicer or an Originator, as applicable, with respect to the Contracts that are not Acquired Contracts have been in all material respects legal, proper, prudent and customary in the used Motor Vehicle loan origination and servicing business, and in accordance with the Underwriting Guidelines. Each of the Contracts that are not Acquired Contracts represented on any notice, list or certificate of Borrower to be an Eligible Contract complies with the representations and warranties listed in Schedule 1 hereto.

     (b) To Borrower's knowledge, the origination practices used by the originators of the Acquired Contracts with respect to the Acquired Contracts have been in all material respects legal, proper, prudent and customary in the used Motor Vehicle loan origination business. The collection practices used by the Duck Entities or the Servicer, as applicable, with respect to the Acquired Contracts have been in all material respects legal, proper, prudent and customary in the used Motor Vehicle servicing business. Each of the Acquired Contracts represented on any notice, list or certificate of Borrower to be an Eligible Contract complies with the representations and warranties listed in
Schedule 6 hereto.

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     6.20  Borrower  Solvent;  Fraudulent  Conveyance  As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of UDC and its consolidated Subsidiaries taken as a whole are greater than the fair value of the liability (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the UDC and its consolidated Subsidiaries in accordance with GAAP) of UDC and its consolidated Subsidiaries taken as a whole, and UDC and its consolidated Subsidiaries taken as a whole are and will be solvent, are and will be able to pay their debts as they mature and do not and will not have an unreasonably small capital to engage in the business in which they are engaged and proposes to engage. No Duck Entity intends to incur, or believes that it has incurred, debt beyond its ability to pay such debts as they mature. No Duck Entity is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Duck Entity or any of its assets. No Duck Entity is transferring any Contracts with any intent to hinder, delay or defraud any of its creditors.

     6.21 Master Agency Agreement. Exhibit J hereto is a full, complete and correct copy of the Master Agency Agreement and such agreement has not been modified and is in full force and effect. There are no agreements or understandings relating to the Master Agency Agreement that are not fully and accurately described in Exhibit J.

     6.22 Exchange Debt. Schedule 9 hereto lists all of the Exchange Debt Documents. The set of documents delivered to Lender pursuant to Section 5.01(m) is a full, complete and correct copy of the Exchange Debt Documents and such documents have not been modified and are in full force and effect. There are no agreements or understandings relating to the Exchange Debt that are not fully and accurately described in the documents delivered to Lender.

     6.23 Senior Secured Loan. Schedule 10 hereto lists all of the Senior Secured Loan Documents. The set of documents delivered to Lender pursuant to
Section 5.01(n) is a full, complete and correct copy of the Senior Secured Loan Documents and such documents have not been modified and are in full force and effect. There are no agreements or understandings relating to the Senior Secured Loan that are not fully and accurately described in the documents delivered to Lender.

     6.24 Designated Senior Indebtedness. Borrower hereby designates the Loan Agreement as "Designated Senior Indebtedness" pursuant to the Indenture, dated October 5, 1998 (the "Indenture"), from Borrower to BNY Midwest Trust Company, as successor in interest to Harris Trust and Savings Bank, as trustee (pursuant to which the Exchange Debt described on Schedule 9 was issued). Borrower agrees to maintain such designation at all times. Borrower will promptly notify the trustee under the Indenture of such designation and in connection with the Indenture, Borrower will cause to be issued and delivered to Lender such supplemental indenture as is required to provide that the amounts owing under this Agreement constitute "Designated Senior Indebtedness".

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     Section 7 Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Advance is outstanding and until payment in full of all Secured Obligations:

     7.01 Financial Statements. The Borrower shall deliver to the Lender:

     (a) (i) as soon as available and in any event within fifteen (15) days after the end of each month, the consolidated balance sheets of UDC and its consolidated subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for UDC and its consolidated subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of UDC, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of UDC and its subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

          (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of UDC, the consolidated balance sheets of UDC and its consolidated subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for UDC and its consolidated subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of UDC, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of UDC and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of UDC (except with respect to the fiscal year ended December 31, 2000, for which such delivery shall be made no later than April 30, 2001), the consolidated balance sheets of UDC and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for UDC and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of UDC and its consolidated subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default; notwithstanding that such financial statements may be delivered within the time period set forth in Section 7.01(a)(ii) and this Section 7.01(b), Borrower agrees to cause all 10-Q and 10-K filings to be made within the periods of time required pursuant to applicable law;

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     (c) from  time to time  such  other  information  regarding  the  financial condition, operations, or business of any Duck Entity as the Lender may reasonably request; and

     (d) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which any Duck Entity or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Duck Entity setting forth details respecting such event or condition and the action, if any, that any Duck Entity or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Duck Entity or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
               Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by such Duck Entity or an ERISA Affiliate to terminate any Plan;

          (iii)the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Duck Entity or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by such Duck Entity or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Duck Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Duck Entity or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

          (vi) the  adoption  of an  amendment  to any Plan  that,  pursuant  to
               Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Duck Entity or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

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UDC will furnish to the Lender,  at the time it furnishes  each set of financial statements pursuant to paragraphs (a) and (b) above, (i) detailed calculations for each financial covenant required pursuant to Section 7.18 herein and (ii) a certificate of a Responsible Officer of UDC to the effect that, to the best of such Responsible Officer's knowledge, each Duck Entity during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Duck Entity has taken or proposes to take with respect thereto).

     7.02 Litigation. UDC will immediately, but in any event within one (1) Business Day after service of process on UDC or any of its Subsidiaries, give to the Lender notice of all legal or arbitrable proceedings affecting UDC or any of its Subsidiaries that (a) questions or challenges the validity or enforceability of any of the Loan Documents, (b) seek damages from UDC or any of its Subsidiaries equal to or greater than $250,000, or (c) as to which there is a reasonable likelihood of an adverse determination that would result in damages paid by any Duck Entity equal to or greater than $250,000 or otherwise have a Material Adverse Effect.

     7.03 Existence, Compliance, Records, Inspection. Each of UDC and its Subsidiaries will:

     (a) except for fundamental changes permitted pursuant to Section 7.04, preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises and not change its name or its jurisdiction of incorporation;

     (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

     (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

     (d) not move its chief executive office or chief operating office from the addresses referred to in Section 6.13 unless it shall have provided the Lender thirty (30) days prior written notice of such change;

     (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

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     (f) permit representatives of the Lender, during normal business hours upon three (3) Business Days' prior written notice at a mutually desirable time, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

     7.04 Prohibition of Fundamental Changes. Except in connection with a Privatization Transaction permitted under Section 7.08, no Duck Entity shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that any Duck Entity may merge or consolidate with (a) any wholly owned subsidiary of such Duck Entity, or (b) any other Person if such Duck Entity is the surviving corporation, or (c) any other Duck Entity if, after giving effect thereto, no Default or Event of Default would exist hereunder.

     7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with Section 2.06 hereof.

     7.06 Duty to Notify Lender. The Borrower shall give prompt notice in accordance with the requirements of this Section 7.06 to the Lender as set forth in Section 11.02 below:

     (a) upon the Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or Event of Default or any event of default or default under any other material agreement of the Borrower;

     (b) upon the Borrower becoming aware of any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

     (c) upon the entry of a judgment or decree in an amount in excess of $250,000.

Each notice pursuant to this Section 7.06 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

     7.07 Servicing.

     (a) Lender Administration. Lender shall have no liability to Borrower with respect to Collections received by Lender, or the Lender Account, other than to:
(i) apply the  Collections  pursuant to Section 4.2 of this Loan  Agreement  and
(ii) upon termination of this Loan Agreement and Borrower's satisfaction of all of its obligations under this Loan Agreement, to transfer the amounts described in Section 2.05(c)(vii) to Borrower. Lender shall have no liability to Borrower with respect to any interest or other earnings which are earned, or could have been earned, on the Collections while they are in the Lender Account.

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     (b) Borrower Administration.

          (i) Borrower shall perform all aspects of servicing, administering, collecting, liquidating, accounting for and managing
               (collectively,       "administering",       "administer",      or
               "administration") the Pledged Contracts it customarily performs in accordance with the Accepted Servicing Practices, which practices are in accordance with applicable law and have been disclosed to Lender prior to the date hereof. Borrower shall provide such administration in a reasonable and prudent way that does not, in Lender's determination, adversely affect the value of the Collateral to Lender. If in Lender's opinion, Borrower fails to administer the Pledged Contracts in accordance with Borrower's practices disclosed to Lender prior to the date hereof, Lender shall notify Borrower of the deficiencies in Borrower's administration and Borrower shall have ten (10) Business Days to cure any such deficiencies. The administration provided by Borrower shall include but not be limited to all servicing currently provided by Borrower, and Financed Vehicle titling and lien perfection, customer service, insurance claim tracking and collection, insurance maintenance, Contract enforcement, Contract billing, payment processing, portfolio and Contract accounting, portfolio management, delinquency collection, repossession, foreclosure, resale, and maintaining current Contract Debtor and Financed Vehicle location information (name, address and phone number). Borrower shall maintain current, accurate, and complete records of activity and comments regarding collection, insurance, payments, and other material events. The records regarding collection history, payments, Contract accounting, customer service notes, Contract Debtor names and addresses and Principal Balance shall be computerized. Borrower shall require Contract Debtors to maintain Required Contract Debtor Insurance. Borrower shall administer and otherwise deal with the Contracts in compliance with all applicable laws. Borrower shall conduct foreclosure sales in a commercially reasonable manner and take the steps necessary to preserve the deficiency liability of the Contract Debtors.

          (ii) Borrower shall administer the Pledged Contracts at its existing service centers in Arizona, Florida and Texas or at such other locations that Borrower provides prior notice of to Lender and Lender approves for Contract administration.

          (iii)Borrower shall furnish to Lender such reports in such form that Lender reasonably determines are necessary for it to track and monitor the Pledged Contracts, Collections, Financed Vehicles, and insurance. Such reports shall be in a format and on a medium readable by Lender's computer software, or such other format or medium acceptable to Lender.

          (iv) Notwithstanding anything herein to the contrary, (A) Borrower shall remain liable under all Contracts, and any other contracts and agreements with Contract Rights Payors or otherwise included in or related to the Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Loan Agreement had not been executed, and
               (B) the exercise by Lender of any rights under any of the Loan Documents shall not release Borrower from any of its duties or obligations under the Contracts, or the other contracts and agreements, and (C) Lender shall not have any obligation or liability under the Contracts, or the other contracts and agreements, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any rights thereunder.

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

          (v) Borrower shall administer the Contracts at its own expense. In the event that Borrower fails to administer the Contracts in accordance with Section 7.07(b)(i), or there is Default or Event of Default, Lender may cause the Backup Servicer take over all or part of the Contract administration or, if the Backup Servicer fails or refuses to so act, Lender may do so. If Lender takes over all or part of such administration, Borrower shall pay to Lender on demand all out-of-pocket costs incurred by Lender in the performance of Borrower's administration obligations, and Borrower shall pay Lender for the administration performed by Lender an administration fee (exclusive of out-of-pocket costs) established by Lender, and until so paid such costs and fee shall be part of the Loan. Nothing herein shall be deemed to permit Lender to take over servicing of any Contract that is not a Pledged Contract.

     7.08 Privatization Covenants.

     (a) UDC shall not commence or consummate any Privatization Transaction unless and until each of the following conditions are satisfied.

          (i) The Borrower will have entered into the Replacement Inventory Facility;

          (ii) Borrower shall have provided evidence reasonably acceptable to Lender that MBIA has consented to the Privatization Transaction and is willing to continue as surety provider for the Borrower's future Securitization Transactions notwithstanding the Privatization Transaction on substantially similar terms and conditions as prior Securitization Transactions;

          (iii)Kayne Anderson shall have committed in writing to receive not more than $4 million per annum (in installments of not more than $1 million per calendar quarter) in repayment of its outstanding subordinated debt until such debt is retired; provided that Kayne Anderson may receive greater payments than permitted by the foregoing, but only to the extent that such payments are made directly by a Person other than UDC or any of its Subsidiaries, including by Ernest Garcia or Verde;

          (iv) At the time that such Privatization Transaction is being effected, no MBIA Performance Trigger or MBIA Event of Default shall have occurred and be continuing under any outstanding MBIA-Wrapped Securitization.

     (b) In connection with any Privatization Transaction, the Borrower agrees as follows:

          (i) UDC will not expend a cumulative amount of more than $10 million, measured from the date of this Loan Agreement, in connection with all Privatization Transactions, without the prior written approval of Lender;

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

          (ii) No Duck Entity or other Subsidiary of UDC will incur any subordinated debt which has a stated maturity of less than five years or which has an aggregate principal amount greater than $32 million; and

          (iii)If the Privatization Transaction is effected by or on behalf of Ernest Garcia, neither Ernest Garcia nor Greg Sullivan shall sell any capital stock owned directly or beneficially by them or any of their Affiliates in any Privatization Transaction.

     (c) After the consummation of any Privatization Transaction that satisfies all of the conditions set forth in Section 7.08(a) and (b), the Borrower shall satisfy the following covenants in addition to all of the other covenants and conditions in this Loan Agreement:

          (i) UDC shall not sell any common stock or other equity security to any third party without the Lender's prior written consent;

          (ii) If the Privatization Transaction is effected by or on behalf of Ernest Garcia, provided no Event of Default has occurred and is continuing hereunder, the Borrower may pay up to $2 million per year of Verde's corporate expenses, to be applied in level monthly payments of not more than $166,666.67 per month.

          (iii)If the Privatization Transaction is effected by or on behalf of Ernest Garcia, the amount or formula for payment of any bonus, dividend or other distribution by any Duck Entity to Ernest C. Garcia shall be subject to (1) Lender's prior approval in its sole discretion, including but not limited to Lender's prior approval of pro-forma financial projections for the twelve-month period during which such bonus, dividend or distribution will be paid, which projections demonstrate that the Borrower will have not less than $10 million of Available Liquidity at all times during such period, and (2) Ernest C. Garcia executing and delivering an agreement in form and content reasonably satisfactory to Lender implementing the provisions of Section 9(b) hereof. No such bonus, dividend or other distribution shall be paid the Available Liquidity is ------------ less than $10 million, or if there exists an Event of Default hereunder.

          (iv) No Duck Entity may convert into a subchapter S corporation without the prior written consent of the Lender.

     7.09 Underwriting Guidelines. The Borrower shall notify the Lender in writing of any material modifications to the Underwriting Guidelines prior to implementation of such change, and unless the Lender objects in writing within three (3) Business Days of receipt of notice, the proposed modifications shall be deemed acceptable.

     7.10 Lines of Business. The Borrower will not engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by it as of the Effective Date.

     7.11 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is otherwise permitted under this Loan Agreement, (b) other than as expressly permitted by Section 7.08 hereof, is in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.11 to any Affiliate.

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     7.12  Limitation  on Liens.  The  Borrower  will not, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of the Collateral without the consent of the Lender, except for Permitted Liens, provided that such Permitted Liens are not Liens on Contracts, the GECC Security Interest, the SunAmerica Security Interest or Liens created pursuant to an inventory financing facility approved by the Lender in its sole discretion and the Liens on the Stock Pledge Collateral described in
Section 6.11(d)(iii). The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement and the other Liens described in the preceding sentence, and the Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

     7.13 Limitation on Sale of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that the Borrower may after prior written notice to the Lender allow such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations.

     7.14 Limitation on Distributions. The Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, except (a) as contemplated by and provided for in this Loan Agreement, or (b) with the prior written consent of Lender.

     7.15 Financial Covenants. So long as any Advances are outstanding, the Borrower will comply with all of the provisions of this Section 7.17:

     (a) Minimum Net Worth. At all times, Minimum Net Worth shall be not less than $150 million until the successful completion of a Privatization Transaction; thereafter, at all times Minimum Net Worth shall be not less than $170 million.

     (b) Maintenance of Liquidity. The Borrower shall insure that it has Available Liquidity at all times in an amount of not less than $7.5 million.

     (c) Cashflow Interest Coverage Ratio. The Cashflow Interest Coverage Ratio, as of each Quarterly Measurement Date specified below, shall be not less than the ratio specified below:

                Quarterly Measurement Date                      Ratio

                Three months ending March 31, 2001              1.1:1.0
                Six months ending June 30, 2001                 1.1:1.0
                Nine months ending September 30, 2001           1.25:1.0
                Twelve months ending December 31, 2001          1.25:1.0
                (and any Quarterly Measurement Date thereafter)

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     (d) Debt to EBITDA  Ratio.  The Debt to EBITDA  Ratio,  as of any Quarterly
Measurement Date shall be not greater than 5.0:1.0.

     (e) Gross Margin Ratio. The average Gross Margin Ratio achieved on all vehicle sales during any Accounting Period shall not be less than 0.415.

     (f) Borrower's Rolling Average Delinquency Ratio (Pledged Contracts) shall not exceed 8.5% as of the last day of any Accounting Period.

     (g)  Borrower's  Rolling  Average   Delinquency  Ratio  (Managed  Portfolio
Contracts) shall not exceed ten percent (10%) as of the last day of any Accounting Period.

     (h) Borrower's Average Charged-Off Losses Ratio (Pledged Contracts) shall not exceed 1.75% as of the last day of any Accounting Period.

     (i)  Borrower's   Average   Charged-Off  Losses  Ratio  (Managed  Portfolio
Contracts) shall not exceed two and three quarters percent (2.75%) as of the last day of any Accounting Period.

     (j) Borrower's Rolling Average Managed Portfolio Contracts Deferral Rate shall not exceed 2.00%.

     7.16 Restricted Payments The Borrower shall not make any Restricted Payments following an Event of Default.

     7.17 Servicing Transmission. The Borrower shall provide to the Lender on a monthly basis no later than 10:00 a.m. eastern time on the fifteenth (15th) day of any calendar month (or the next Business Day) (or such other day requested by Lender) the Servicing Transmission.

     7.18 No Amendment or Waiver. The Borrower will not, nor will it permit or allow others to amend, modify, terminate or waive any provision of any Contracts to which the Borrower is a party in any manner which shall reasonably expected to materially and adversely affect the value of such Contracts as Collateral.

     7.19 Insurance. Borrower shall maintain the insurance set forth on Schedule 8 hereto with coverage limits that are reasonable and customary for an entity of Borrower's size and business. Borrower shall pay all insurance premiums payable for such coverage and upon request of Lender shall deliver a copy of the policies of such insurance to Lender, together with evidence of payment of all premiums therefor.

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     7.20 Further Identification of Collateral. The Borrower will furnish to the
Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

     7.21 Certificate of a Responsible Officer of the Borrower. At the time that the Borrower delivers financial statements to the Lender in accordance with
Section 7.01 hereof, the Borrower shall forward to the Lender a certificate of a Responsible Officer of the Borrower which demonstrates that the Borrower is in compliance with the covenants set forth in Sections 7.12, 7.13 and 7.15 above.

     7.22 Backup Servicer. The Borrower, the Lender and the Backup Servicer shall have entered into a backup servicing agreement which is satisfactory in form and substance to the Lender no later than June 30, 2001.

     7.23 Inventory Facility. On or before each of June 1, 2001 and September 1, 2001, Borrower shall have either exercised its option to renew the GECC Inventory Facility pursuant to the amendment to the GECC Agreement described in
Section 5.01(b)(v), or entered into the Replacement Inventory Facility. If by October 31, 2001 the Borrower has not entered into the Replacement Inventory Facility, then the Borrower shall enter into a Securitization Transaction (pursuant to the terms of the Securitization Letter), which Securitization Transaction shall close before December 31, 2001 and shall have a cut-off date of December 1, 2001.

     7.24 Master Agency Agreement. The Borrower shall not modify, amend or waive any provision of the Master Agency Agreement without the prior written consent of the Lender.

     7.25 Stock Pledge Collateral. The Borrower shall not grant a Lien on the Stock Pledge Collateral to any Person other than a Lien granted pursuant to the Senior Secured Loan or any refinancing of the Senior Secured Loan or other loan permitted under the last sentence of this Section 7.25; provided, that such subordination shall be no more adverse to the Lender than the subordination of the Lender to the holder of the Senior Secured Loan (assuming for this purpose that the Verde Loan Agreement has been terminated and its Lien on the Stock Pledge Collateral has been released). Lender agrees to subordinate its Lien on the Stock Pledge Collateral in connection with (i) any refinancing of the Senior Secured Loan or (ii) any other financing secured by the Stock Pledge Collateral, provided that (x) after giving effect on a pro forma basis to such other financing the Borrower shall not be in violation of any of the financial covenants contained in Section 7.15.

     7.26 Exchange Debt Documents. The Borrower shall not modify, amend or waive any provision of the Exchange Debt Documents without the prior written consent of the Lender.

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     7.27  Exclusive  Source of Financing.  Except as permitted by the terms and conditions of Section 4.01(d) hereof, the Borrower shall not sell, securitize or otherwise finance any of its Contracts through any Person other than the Lender.

     7.28 Depository Accounts. Within sixty (60) days of the date of this Loan Agreement, the Borrower shall give irrevocable instructions to banks with whom the Borrower has established Depository Accounts to deposit all funds in the Depository Accounts into the Consolidating Depository Account on a daily basis.

     Section 8 Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

     (a) the Borrower shall default in the payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment); or

     (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for three Business Days; or

     (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1 and Schedule 6 unless Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

     (d) the Borrower shall fail to comply with the requirements of Section 2.05(c), Section 2.06, Section 7.03(a), Section 7.04, Section 7.06, Section 7.08, Sections 7.12 through 7.17, Section 7.20, Section 7.22 or Section 7.23 hereof; or the Borrower shall otherwise fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

     (e) the Borrower fails to cure any deficiencies in its administration of the Pledged Contracts after notice from Lender within the period set forth in
Section 7.07(b)(i) hereunder; or

     (f) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (to the extent that it is, in the reasonable determination of the Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower or any such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

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     (g) any Duck Entity  shall admit in writing its  inability to pay its debts as such debts become due; or

     (h) UDC or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

     (i) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or (j) the Custodial Agreement or any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the lien on the Collateral created by this Loan Agreement or Borrower's material obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

     (k) any event or series of events that have had, or any circumstance which is reasonably likely to have, a Material Adverse Effect, in each case as determined by the Lender in its sole discretion, or the existence of any other condition which, in the Lender's sole discretion, constitutes a material impairment of the Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or

     (l) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

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     (m) any Change of Control of the Borrower  shall have occurred  without the prior consent of the Lender; or

     (n) if a default or event of default occurs under Indebtedness of any Duck Entity with a principal amount in excess of $500,000 (with respect to any particular item of Indebtedness or in the aggregate) or under any agreement with the Lender or its Affiliates, and in each case after any applicable cure period has expired; or

     (o) the Lender reasonably requests, specifying the reasons for such request, information and/or written responses to such requests regarding the financial well-being of the Borrower, and the Borrower does not provide such information or responses within three (3) Business Days of such request; provided that no such Event of Default shall be deemed to have occurred if after receiving such request the Borrower promptly notifies the Lender that the allotted time period is not sufficient to satisfy the request for information and the Lender agrees in writing to a longer period; or

     (p) Borrower fails to enter into the Replacement Inventory Facility before December 31, 2001.

     Section 9 Remedies Upon Default.

     (a) Upon the occurrence of one or more Events of Default (subject to the expiration of the applicable cure period contained therein) other than those referred to in Section 8(h) or (i), the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and reasonable fees and out-of-pocket expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Section 8(h) or
(i), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and may thereupon exercise any remedies available to it at law and pursuant to the Loan Documents.

     (b) Upon the occurrence of an Event of Default involving the breach of any covenant set forth in Section 7.15 hereof, the aggregate cumulative amount any bonuses, dividends and other distributions described in Section 7.08(c)(iii) (net of the amount of any income taxes previously paid thereon) shall, upon notice from Lender, be contributed to the capital of UDC by Ernest C. Garcia within five (5) Business Days of such notice.

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     (c) Upon the occurrence of one or more Events of Default,  the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

     (d) Upon the occurrence of one or more Events of Default, the Lender shall have the right to transfer the rights and obligations of the Servicer to the Back-up Servicer pursuant to the provisions of the agreement with the Back-up Servicer.

     (e) Upon the occurrence of one or more Events of Default, the Lender shall have the right to cause any and all payments to Verde with respect to the Verde corporate expenses to be terminated.

     Section 10 No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

     Section 11 Miscellaneous.

     11.01 Waiver. No failure on the part of the Lender or the Borrower to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

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     11.03 Indemnification and Expenses.

     (a) The Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender, relating to or arising out of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

     (b) The Borrower agrees to pay within 15 days of being billed by the Lender all of the out-of pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay within 15 days of being billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to the Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a), 11.14 and 11.16 hereof other than any costs and expenses incurred in connection with the Lender's rehypothecation of the Contracts prior to an Event of Default.

     11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

     11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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     11.06  Survival.  The  obligations  of the Borrower under Sections 3.03 and
11.03 hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

     11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

     11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart. This Loan Agreement and the other Loan Documents may be signed and delivered through facsimile signatures which shall operate as true and effective signatures of the persons sending the facsimile transmission.

     11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Loan Agreement), and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

     11.10  SUBMISSION  TO  JURISDICTION;   WAIVERS.   EACH  LOAN  PARTY  HEREBY
IRREVOCABLY AND UNCONDITIONALLY:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND

     (c) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.12 Acknowledgments. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents to which it is a party;

     (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

     (c) no joint venture exists among or between the Lender and the Borrower.

     11.13 Hypothecation or Pledge of Collateral. Nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral; provided, however, that the Contract Delivery Documents shall remain in the possession of the Custodian. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower; provided, however, that nothing in this
Section 11.13 shall relieve Lender of its obligation to release Collateral pursuant to the terms of this Loan Agreement.

     11.14 Assignments; Participations.The Borrower may assign any of its rights or obligations hereunder or under the Note with the prior written consent of the Lender which consent shall not be unreasonably withheld. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights or obligations under this Loan Agreement and the other Loan Documents, subject to the following conditions:

          (i) unless otherwise agreed to in writing by the Lender and the Borrower, each such assignment shall be in an amount not less than $5,000,000;

          (ii) the Lender shall be the administrative agent under this Loan Agreement;

          (iii)each assignee shall have an investment grade rating of not less than BBB- from S&P or Baa3 from Moody's; and

          (iv) the assignee shall not be a competitor of any Duck Entity.

     (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance, the Note, its commitment to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement or the Note; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections
2.07 and 11.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

     (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) only after notifying the Borrower in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit H) and only for the sole purpose of evaluating participations and for no other purpose.

     (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. The Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the Borrower to the Lender hereunder, as and when delivered to the Lender.

     11.15 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Contracts, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Contract Delivery Documents and any and all documents, records, agreements, instruments or information relating to such Contracts in the possession, or under the control, of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Contract Delivery Documents and the Contracts. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Advances to the Borrower based solely upon the information provided by the Borrower to the Lender in the Master Custodial Report and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Contracts securing such Advance, including, without limitation, ordering new credit reports and otherwise re-generating the information used to originate such Contract. In addition, the Lender has the right to perform continuing Due Diligence Reviews of the Borrower and its Affiliates, directors, officers, employees and significant shareholders. The Borrower and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.16 shall be paid for as agreed by such parties.

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

     11.16 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     11.17 Intent. The parties recognize that each Advance is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     11.18 Entire Agreement. This Loan Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

     11.19 Confidentiality. Lender acknowledges that in implementing, maintaining and enforcing this Loan Agreement Lender will obtain access to Confidential Information. Except as otherwise required by law or court order, the Lender shall keep all such Confidential Information confidential and shall not (a) disclose the Confidential Information to any third party, other than Lender's employees, officers, directors, agents, attorneys, accountants and representatives (whom Lender shall direct to keep such Confidential Information confidential in accordance with the terms of this Section 11.19); or (b) use the Confidential Information for any purpose other than in connection with the implementation, maintenance and enforcement of this Loan Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

Lender:                         GREENWICH CAPITAL FINANCIAL
                                PRODUCTS, INC.

                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                600 Steamboat Road
                                Greenwich, Connecticut 06830
                                Attention: Ira J. Platt
                                Telecopier No.: (203) 618-2135
                                Telephone No.: (203) 625-2700


      [Continuation of Master Loan and Security Agreement Signature Pages]


Borrower:                       UGLY DUCKLING CORPORATION

                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: Treasurer
                                Telecopier No.: (602) 852-6696
                                Telephone No.: (602) 852-6600

                                With a copy to:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: General Counsel
                                Telecopier No.: (602) 852-6686
                                Telephone No.: (602) 852-6000

                                With a copy to:
                                --------------------
                                Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-2202
                                Attention: David A. Sprentall
                                Telecopier No.: (602) 382-6070
                                Telephone No.: (602) 382-6260

      [Continuation of Master Loan and Security Agreement Signature Pages]


Borrower:                       UGLY DUCKLING CAR SALES & FINANCE CORPORATION


                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: Treasurer
                                Telecopier No.: (602) 852-6696
                                Telephone No.: (602) 852-6600

                                With a copy to:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: General Counsel
                                Telecopier No.: (602) 852-6686
                                Telephone No.: (602) 852-6000

                                With a copy to:
                                --------------------
                                Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-2202
                                Attention: David A. Sprentall
                                Telecopier No.: (602) 382-6070
                                Telephone No.: (602) 382-6260

      [Continuation of Master Loan and Security Agreement Signature Pages]


Borrower and Servicer:          UGLY DUCKLING CREDIT CORPORATION


                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: Treasurer
                                Telecopier No.: (602) 852-6696
                                Telephone No.: (602) 852-6600

                                With a copy to:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: General Counsel
                                Telecopier No.: (602) 852-6686
                                Telephone No.: (602) 852-6000

                                With a copy to:
                                --------------------
                                Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-2202
                                Attention: David A. Sprentall
                                Telecopier No.: (602) 382-6070
                                Telephone No.: (602) 382-6260

      [Continuation of Master Loan and Security Agreement Signature Pages]


Borrower:                       UGLY DUCKLING CAR SALES, INC.


                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: Treasurer
                                Telecopier No.: (602) 852-6696
                                Telephone No.: (602) 852-6600

                                With a copy to:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: General Counsel
                                Telecopier No.: (602) 852-6686
                                Telephone No.: (602) 852-6000

                                With a copy to:
                                --------------------
                                Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-2202
                                Attention: David A. Sprentall
                                Telecopier No.: (602) 382-6070
                                Telephone No.: (602) 382-6260

      [Continuation of Master Loan and Security Agreement Signature Pages]


Borrower:                       UGLY DUCKLING CAR SALES FLORIDA, INC.


                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: Treasurer
                                Telecopier No.: (602) 852-6696
                                Telephone No.: (602) 852-6600

                                With a copy to:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: General Counsel
                                Telecopier No.: (602) 852-6686
                                Telephone No.: (602) 852-6000

                                With a copy to:
                                --------------------
                                Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-2202
                                Attention: David A. Sprentall
                                Telecopier No.: (602) 382-6070
                                Telephone No.: (602) 382-6260

      [Continuation of Master Loan and Security Agreement Signature Pages]


                                UGLY DUCKLING FINANCE CORPORATION

                                By:  _________________________________

                                Name:  _______________________________

                                Title:  ______________________________


                                Address for Notices:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: Treasurer
                                Telecopier No.: (602) 852-6696
                                Telephone No.: (602) 852-6600

                                With a copy to:
                                --------------------
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Attention: General Counsel
                                Telecopier No.: (602) 852-6686
                                Telephone No.: (602) 852-6000

                                With a copy to:
                                --------------------
                                Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-2202
                                Attention: David A. Sprentall
                                Telecopier No.: (602) 382-6070
                                Telephone No.: (602) 382-6260

                                                                      Schedule 1

                         REPRESENTATIONS AND WARRANTIES

             RE: ELIGIBLE CONTRACTS THAT ARE NOT ACQUIRED CONTRACTS

                               Eligible Contracts

     As to each Eligible Contract, other than an Acquired Contract, that forms part of the Collateral hereunder (and the related Contract Delivery Documents), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each day thereafter:

     (a) The information set forth in the Master Custodial Report with respect to the Pledged Contracts is complete, true and correct in all material respects.

     (b) Each Contract is in the form of Exhibit I, or a different form was consented to in writing by Lender as acceptable for Eligible Contracts.

     (c) The first Scheduled Payment is due within forty-five (45) days after the date of the Contract.

     (d) Not more than three (3) Scheduled Payments are due and unpaid in whole or in part at the time it is delivered to Lender or thereafter.

     (e) The Contract Debtor is not more than sixty (60) days delinquent on payments, and the Servicer has not designated the Contract as out for or in repossession.

     (f) Any right of rescission arising out of the Contract of the Contract Debtor shall have expired.

     (g) The Contract is not a Charged-off Contract.

     (h) If the Contract was originated after 1998, the Contract is a Simple Interest Method loan and has a fixed "APR" and the "Finance Charge" was computed using a fixed rate.

     (i) The initial term of the Contract does not exceed forty-eight (48) months and the Schedule of Payments has equal periodic payments except for payments due during the first 90 days of the term of the Contract and except for the final payment which may be less than the other equal payments, and the payment obligation is in United States dollars. In the event such Contract is pre-paid, the prepayment shall fully pay the Principal Balance and unpaid interest, including interest in the month of prepayment to the date of prepayment, at the APR.

     (j) The Contract is for the absolute sale of the Financed Vehicle to the Contract Debtor, and the Financed Vehicle is not on approval or subject to any agreement between the Contract Debtor and the Dealer for the repurchase or return of the Financed Vehicle.

     (k) The Contract does not present a credit, collateral or documentation risk which is material and unacceptable to Lender.

     (l) The Contract was originated by an originator in a Permitted State.

     (m) If the Contract Debtor is an employee, officer, agent, director, stockholder, supplier or creditor of Borrower or an Affiliate, the Contract does not contain terms more favorable than those available to an unrelated Person.

     (n) The Contract contains the original signature of the Contract Debtor and the Dealer.

     (o) The Contract is the only unsatisfied original executed Contract for the purchase of the Financed Vehicle and accurately reflects all of the actual terms and conditions of the Contract Debtor's purchase of the Financed Vehicle. Neither Borrower nor an Affiliate has made any agreement with the Contract Debtor to reduce the amount owed on the Contract. Neither Borrower nor an Affiliate is required to perform any additional service for, or perform or incur any additional obligation to, the Contract Debtor in order for Borrower to enforce the Contract.

     (p) The Contract, at the time Borrower purchased it, met Borrower's creditworthiness and other advance criteria in the Underwriting Guidelines, or the Contract does not meet such criteria and Lender approved in writing the deviation for that Contract.

     (q) The Contract Debtor's obligations under the Contract are secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Borrower or Lender as secured party.

     (r) The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has the Financed Vehicle been released, or designated for release, from the security interest granted by the Contract; and all of the holder's obligations under the Contract have been performed except those which first arise subsequent to the delivery to Lender.

     (s) No provision of the Contract has been waived, extended, altered or modified in any respect except for (i) routine payment extensions for no more than (1) month which were done no more frequently than two (2) times every twelve (12) months and (ii) routine term extensions not exceeding two (2) months which were done no more frequently than one (1) time every twelve (12) months unless consented to by lender. The day of the month that Scheduled payments are due has not been changed from the original Schedule of Payments except for no more than one change which did not change the due date in a manner such that there was more than a thirty (30) day period for which no Scheduled Payment was due. In the event a Contract is removed from the Borrowing Base, Borrower may grant an additional two (2) extensions or Modifications during the term of the contract. Borrower shall identify these Contracts as being removed from the Borrowing Base, Borrower may grant an additional two (2) extensions or Modifications during the term of the Contract. Borrower shall identify these Contracts as being removed form the Borrowing Base in Borrower's data processing records.

     (t) No claims of rescission, setoff, counterclaim, defense or other material disputes have been asserted with respect to the Contract or Financed Vehicle.

     (u) There are no unsatisfied liens or claims for taxes, labor, materials, fines, confiscation, or replevin relating to the Contract or Financed Vehicle. There is no unsatisfied claim against the Contract Debtor based on the operation or use of the Financed Vehicle. All taxes due for the purchase, use and ownership of the Financed Vehicle have been paid. All taxes due on the transfer or the Contract to the Borrower and Lender have been paid.

     (v) The Contract requires Required Contract Debtor Insurance. Borrower is a loss payee or insured under the Required Contract Debtor Insurance.

     (w) Borrower has not repossessed the Financed Vehicle or commenced a replevin action or other lawsuit, against the Contract Debtor or Financed Vehicle.

     (x) The model year of the  Financed  Vehicle is not more than  twelve  (12)
years earlier than the model year in effect at the time the Contract is delivered to Lender.

     (y) The obligation of the original Contract Debtor has not been released or assumed by another Person unless the release or assumption was properly documented and Lender consents in writing to it for purposes of the Contract being an Eligible Contract.

     (z) The cash down payment has been paid in full by the Contract Debtor and not loaned to the Contractor Debtor by the Borrower or an Affiliate, and any trade-in has been delivered to the Dealer with an endorsed Certificate of Title. The average cash down payment for the portfolio of Contracts is equal to at least $600.

     (aa) The Lender has received from the Custodian the deliveries required under the Custodial Agreement serving as confirmation that the Custodian is in physical possession of the Contract Delivery Documents.

     (bb) The Contract Debtor is not thirty-one (31) or more days contractually delinquent in payments, and, when taken together with all other Contracts which are thirty-one (31) or more days contractually delinquent, all such Contracts so not exceed 3% of the aggregate Principal Balance of all Eligible Contracts.

     (cc) Each Contract, the sale of the Financed Vehicle and the sale of any Required Contract Debtor Insurance and Optional Contract Debtor Insurance complied at the time the related Contract was originated or made, and shall continue to comply in all material respects with all requirements of applicable Federal, State and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldier's and Sailors' Civil Relief Act of 1940, the Texas Finance Code and other State adaptations of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws. The form of each Contract and the manner in which it was completed and executed and all documents delivered and disclosures made in connection therewith are in compliance with all requirements of applicable Federal, State and local laws, and all applicable regulations thereunder, except to the extent a failure to so comply would not have an adverse effect on (i) the collection and payment of the Contract, or
(ii) the interests in such Contract of the Borrower.

     (dd) None of the Contracts Debtors is the United States of America, or any State, or any agency, department, or instrumentality of the United States of America, any State or municipality.

     (ee) No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract, or the assignment and grant of a security interest pursuant to this Loan Agreement, shall be unlawful, void or voidable. The Borrower has not entered into any agreement with any Contract Debtor or any other Person that prohibits, restricts or conditions the sale, assignment, or grant of security interest in any portion of the Contracts. No consent of any Contract Debtor or other Person is required for the sale and assignment of or grant of security interest in the Contract.

     (ff) Each Contract constitutes "chattel paper" under the UCC.

     (gg) (A) If the Contract was originated in a State in which notation of security interest on the title document of the related Financed Vehicle is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows the Borrower named as the original and only secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle; provided that any assumed name, designation or trade name may be used by the Borrower on the title document; provided further that the use of any such assumed name, designation or trade name by the Borrower shall result in a fully perfected first priority security interest in favor of Borrower and a legal opinion has been delivered to Lender by Borrower's legal counsel stating the foregoing, and (B) if the Contract was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the Borrower named as the secured party under the Contract. With respect to each Contract for which the title document has not yet been returned from the Registrar of Titles, the Seller has received and delivered to the custodian written evidence that such title document showing the Borrower as first lienholder has been applied for.

     (hh) Each Contract represents the genuine, legal, valid and binding obligation of the Contract Debtor thereunder and is enforceable by the holder thereof in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

     (ii) Each Contract Debtor is and continues to be domiciled in the United States.

     (jj) No Financed Vehicle has suffered a casualty and no Financed Vehicle has been materially damaged and not repaired, and no Financed Vehicle is located outside of the United States.

     (kk) The Financed Vehicle is customarily used and garaged in the state issuing the Certificate of Title.

     (ll) Each Financed Vehicle was properly delivered to the related Contract Debtor in good repair, without material defects and in satisfactory order. Each Financed Vehicle was accepted by the Contract Debtor after reasonable opportunity to inspect and test same and, at the time of such delivery and acceptance, no Contract Debtor informed the Borrower of any material defect therein.

     (mm) No Contract Debtor is involved in the business of leasing or selling any Financed Vehicles.

     (nn) No Contract constitutes a "consumer lease" under either (A) the UCC as in effect in the jurisdiction whose law governs the Contract, or (B) the Consumer Leasing Act, 15 U.S.C. 1667.

                                                                      Schedule 2
--------------------------------------------------------------------------
                        FILING JURISDICTIONS AND OFFICES
--------------------------------------------------------------------------
--------------------------------      ------------------------------------
Arizona                               Nevada
--------------------------------      ------------------------------------
Arizona Secretary of State            Nevada Secretary of State
1700 W. Washington                    State Capitol
Phoenix, Arizona 85007                200 North Carson Street
                                      Carson City, Nevada 89701
--------------------------------      ------------------------------------
California                            New Mexico
--------------------------------      ------------------------------------
California Secretary of State         New Mexico Secretary of State
1500 11th Street, 2nd Floor           325 Don Gasper Street
Room #255                             Room 300
Sacramento, California 95814          Santa Fe, New Mexico  87503
--------------------------------      ------------------------------------
Delaware                              Texas
--------------------------------      ------------------------------------
Delaware Secretary of State           Texas Secretary of State
Townsend Building                     1019 Brazos Street
Loockerman & Federal Street           Austin, Texas 78701
Dover, Delaware  19901
--------------------------------      ------------------------------------
Florida                               Virginia
--------------------------------      ------------------------------------
Department of State                   Virginia State Corporation Commission
409 East Gaines Street                1300 E. Main Street
Tallahassee, Florida 32399            Richmond, Virginia  23219
--------------------------------      ------------------------------------
Georgia
--------------------------------      ------------------------------------
a.  Fulton County Clerk
    136 Pryor Street
    Atlanta, Georgia  30303

b.  De Kalb County Clerk
    556 North McDonogh Street
    Decatur, Georgia  30030
--------------------------------------------------------------------------
--------------------------------------------------------------------------

                                                                      Schedule 3

RELEVANT STATES

Arizona
Nevada
California
New Mexico
Texas
Florida
Georgia
Virginia

                                                                      Schedule 4

                                  SUBSIDIARIES

  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
                NAME:                  FEDERAL TAX ID        ACRONYM:        dba, IF APPLICABLE:          JURISDICTION OF
                                          NUMBER:                                                          INCORPORATION:
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Car Sales and        86-0657074          UDCSFC                                               Arizona
  Finance Corporation (formerly
  Duck Ventures, Inc.)
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Credit Corporation   86-0677984          UDCC                                                 Arizona
  (formerly Champion Acceptance
  Corporation)
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Champion Financial Services, Inc.  86-0644768          CFS                                                  Arizona
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Car Sales, Inc.      86-0683232          UDCS               Ugly Duckling Autos,              Arizona
                                                                            Ugly Duckling
                                                                            Processing Center,
                                                                            Ugly Duckling Car
                                                                            Sales,
                                                                            Ugly Duckling City of
                                                                            Cars,
                                                                            Ugly Duckling
                                                                            Autorama,
                                                                            Ugly Duckling
                                                                            Glendale Motors,
                                                                            Ugly Duckling-Blue
                                                                            Chip Motors
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Car Sales Florida,   86-0846806          UDCSFL             Ugly Duckling Autos               Florida
  Inc.                                                                      Champion Acceptance,
                                                                            Ugly Duckling Car
                                                                            Sales

  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Finance Corporation  86-0956631          UDFC                                                 Arizona
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Funding Corporation                      UDFUND                                               Delaware
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Receivables Corp.    86-0891975          UDRCII                                               Delaware
  II

  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Ducking Receivables Corp.     86-1013833          UDRCIII                                              Delaware
  III

  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Portfolio            86-0967702          UDPP                                                 Arizona
  Partnership, LLP
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Drake Insurance Services, Inc.     86-0797820          DRAKE                                                Arizona
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Drake Insurance Agency, Inc.       86-0800750          DIAI                                                 Arizona
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Drake Property & Casualty          86-0838815          DPCI                                          Turks & Caicos Islands
  Insurance Co.
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Drake Life Insurance Co.           86-0838816          DLIC                                          Turks & Caicos Islands
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Dealer Finance,                          UDDFI                                                Arizona
  Inc.
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  Ugly Duckling Dealer Finance                           UDDF                                                 Arizona
  Alabama, Inc.
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  UDRAC, Inc.                        86-0673460          UDRAC              Ugly Duckling                     Arizona
                                                                            Rent-A-Car
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  UDRAC Rentals, Inc.                86-0721359          UD-RENT            Ugly Duckling                     Arizona
                                                                            Rent-A-Car
  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Cygnet Financial Corporation       86-0917503          CFC                                                    Delaware
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Cygnet Financial Services, Inc.    86-0906271          CYFS                                                   Arizona
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Cygnet Financial Portfolio, Inc.   86-0923532          CFP                                                    Arizona
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Cygnet Support Services, Inc.      86-0923096          CSS                                                    Arizona
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Fidelity       Funding       Auto                      FFARC                                                  Delaware
  Receivables Corp.
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Fidelity       Funding       Auto                      FFARCII                                                Delaware
  Receivables Corp. II
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Fidelity       Funding       Auto                      FFARCIII                                               Delaware
  Receivables Corp. III
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------
  Fidelity   Funding   Receivables,                      FFR                                                    Delaware
  L.L.C.

  ---------------------------------- ------------------ ------------------------- ------------------- ---------------------------

                             SECURITIZATION TRUSTS

  ---------------------------------- ------------------- ------------------ ----------------------- -----------------------------
                NAME:                  FEDERAL TAX ID        ABBREVIATION:        dba, IF                  JURISDICTION OF
                                          NUMBER:                                 APPLICABLE:               INCORPORATION:
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1996-B
  1996-B

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1996-C
  1996-C

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1997-A
  1997-A

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1997-B
  1997-B

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1997-C
  1997-C

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1997-D
  1997-D

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust                            CAG 1997-E
  1997-E

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Champion Auto Grantor Trust        91-6484838          CAG 1998-A
  1998-A

  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Ugly Duckling Auto Grantor         91-6484839          DUCK 1998-B
  Trust 1998-B
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Ugly Duckling Auto Grantor         91-6484840          DUCK 1998-C
  Trust 1998-C
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Ugly Duckling Auto Grantor         91-6484841          DUCK 1998-D
  Trust 1998-D
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Duck Auto Grantor Trust 1999-A     91-6503800          DUCK 1999-A
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Duck Auto Owner Trust 1999-B       91-6503799          DUCK 1999-B
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------
  Duck Auto Owner Trust 1999-C       91-6503801          DUCK 1999-C
  ------------------------------- --------------------- ------------------------- ------------------- ---------------------------


                                                                      Schedule 5

                            CONTRACT DEBTOR DOCUMENTS

Each of the following documents constitute the Contract Debtor Documents:

1.   The Contract Delivery Documents;

2. The dealer invoice and invoices for any additional equipment included in the Contract, if applicable;

3. Each of the following: (a) the original signed completed credit application, (b) the credit bureau reports, (c) the completed credit investigation form, (d) the completed verification of employment and income forms, and (e) Contract Debtor references;

4. Verification of Required Contract Debtor Insurance showing Borrower as loss payee, additional insured, or lienholder;

5.   Borrower's funds disbursement listing, if applicable;

6. A certificate for each type of Optional Contract Debtor Insurance purchased by Contract Debtor;

7.   Borrower's "deal structure" sheet;

8. The military pay allotment form if the Contract Debtor is in military service and if such allotment has been made; and

9.   The payment history and accounting for the Contract.

                                                                      Schedule 6

                         REPRESENTATIONS AND WARRANTIES

               RE: ELIGIBLE CONTRACTS THAT ARE ACQUIRED CONTRACTS

     As to each Acquired Contract that is an Eligible Contract and forms part of the Collateral hereunder (and the related Contract Delivery Documents), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date thereafter:

     (a) The information set forth in the Master Custodial Report with respect to the Eligible Contracts is complete, true and correct in all material respects.

     (b) Each Contract is in the form consented to in writing by Lender as acceptable for Eligible Contracts; provided, that Lender hereby consents to the form of the Acquired Contracts in existence as of the Effective Date, unless such Contracts are in violation of law or are in breach of any other representation and warranty in this Schedule 6.

     (c) The first Scheduled Payment is or was due within sixty (60) days after the date of the Contract.

     (d) The Contract Debtor is not more than sixty (60) days delinquent on payments, and the Servicer has not designated the Contract as out for or in repossession.

     (e) Any right of rescission arising out of the Contract of the Contract Debtor shall have expired.

     (f) The Contract is not a Charged-off Contract.

     (g) The Contract has a fixed "APR" and the "Finance Charge" was computed using a fixed rate.

     (h) The initial term of the Contract does not exceed sixty (60) months and the Schedule of Payments has equal periodic payments except for payments due during the first 90 days of the term of the Contract and except for the final payment which may be less than the other equal payments, and the payment obligation is in United States dollars. In the event such Contract is pre-paid, the prepayment shall fully pay the Principal Balance and unpaid interest, including interest in the month of prepayment to the date of prepayment, at the APR.

     (i) The Contract is for the absolute sale of the Financed Vehicle to the Contract Debtor, and the Financed Vehicle is not on approval or subject to any agreement between the Contract Debtor and the Dealer for the repurchase or return of the Financed Vehicle.

     (j) The Contract does not present credit, collateral or documentation risk which is material and unacceptable to Lender.

     (k) The Contract was originated by a Dealer that is not an Originator in a Permitted State.

     (l) If the Contract Debtor is an employee, officer, agent, director, stockholder, supplier or creditor of Borrower or an Affiliate, the Contract does not contain terms more favorable than those available to an unrelated Person.

     (m) The Dealer has been paid all amounts due for the purchase of the Contract from the Dealer, as applicable.

     (n) The Contract contains the original signature of the Contract Debtor and the Dealer.

     (o) The Contract is the only unsatisfied original executed Contract for the purchase of the Financed Vehicle and accurately reflects all of the actual terms and conditions of the Contract Debtor's purchase of the Financed Vehicle. Neither Borrower nor an Affiliate has made any agreement with the Contract Debtor to reduce the amount owed on the Contract. Neither Borrower nor an Affiliate is required to perform any additional service for, or perform or incur any additional obligation to, the Contract Debtor in order for Borrower to enforce the Contract.

     (p) The Contract, at the time Borrower purchased it, met Borrower's creditworthiness and other advance criteria in the related underwriting guidelines, or the Contract does not meet such criteria and Lender approved in writing the deviation for that Contract.

     (q) The Contract Debtor's obligations under the Contract are secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Borrower or Lender as secured party.

     (r) The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has the Financed Vehicle been released, or designated for release, from the security interest granted by the Contract; and all of the holder's obligations under the Contract have been performed except those which first arise subsequent to the delivery to Lender.

     (s) The Contract Debtor's obligations under the Contract are secured by a validly perfected first priority security interest in the Financed Vehicle.

     (t) The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has the Financed Vehicle been released, or designated for release, from the security interest granted by the Contract; and all of the holder's obligations under the Contract have been performed except those which first arise subsequent to the delivery to Lender.

     (u) No provision of the Contract has been waived, extended, altered or modified in any respect except for routine payment extensions made in accordance with the related servicer's then-existing servicing guidelines.

     (v) No claims of rescission, setoff, counterclaim, defense or other material disputes have been asserted with respect to the Contract or Financed Vehicle.

     (w) There are no unsatisfied liens or claims for taxes, labor, materials, fines, confiscation, or replevin relating to the Contract or Financed Vehicle; there is no unsatisfied claim against the Contract Debtor based on the operation or use of the Financed Vehicle; all taxes due for the purchase, use and ownership of the Financed Vehicle have been paid; and all taxes due on the transfer of the Contract have been paid.

     (x) Borrower has not repossessed the Financed Vehicle or commenced a replevin action or other lawsuit, against the Contract Debtor or Financed Vehicle.

     (y) The model year of the  Financed  Vehicle is not more than  twelve  (12)
years earlier than the model year in effect at the time the Contract is delivered to Lender.

     (z) The obligation of the original Contract Debtor has not been released or assumed by another Person unless the release or assumption was properly documented and Lender consents in writing to it for purposes of the Contract being an Eligible Contract.

     (aa) The Lender has received from the Custodian the deliveries required under the Custodial Agreement serving as confirmation that the Custodian is in physical possession of the Contract Delivery Documents.

     (bb) The Contract Debtor is not thirty-one (31) or more days contractually delinquent in payments, and, when taken together with all other Contracts which are thirty-one (31) or more days contractually delinquent, all such Contracts so not exceed 3% of the aggregate Principal Balance of all Eligible Contracts.

     (cc) Each Contract and the sale of the Financed Vehicle complied at the time the related Contract was originated or made, and shall continue to comply in all material respects with all requirements of applicable Federal, State and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldier's and Sailors' Civil Relief Act of 1940, the Texas Finance Code and other State adaptations of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws. To Borrower's knowledge, the form of each Contract and the manner in which it was completed and executed and all documents delivered and disclosures made in connection therewith are in compliance with all requirements of applicable Federal, State and local laws, and all applicable regulations thereunder, except to the extent a failure to so comply would not have an adverse effect on (i) the collection and payment of the Contract, or (ii) the interests in such Contract of the Borrower.

     (dd) None of the Contracts Debtors is the United States of America, or any State, or any agency, department, or instrumentality of the United States of America, any State or municipality.

     (ee) No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract, or the assignment and grant of a security interest pursuant to this Loan Agreement, shall be unlawful, void or voidable. The Borrower has not entered into any agreement with any Contract Debtor or any other Person that prohibits, restricts or conditions the sale, assignment, or grant of security interest in any portion of the Contracts. No consent of any Contract Debtor or other Person is required for the sale and assignment of or grant of security interest in the Contract.

     (ff) Each Contract constitutes "chattel paper" under the UCC.

     (gg) (A) If the Contract was originated in a State in which notation of security interest on the title document of the related Financed Vehicle is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows the Borrower named as the original and only secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle; provided that any assumed name, designation or trade name may be used by the Borrower on the title document; provided further that the use of any such assumed name, designation or trade name by the Borrower shall result in a fully perfected first priority security interest in favor of Borrower and a legal opinion has been delivered to Lender by Borrower's legal counsel stating the foregoing, and (B) if the Contract was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the Borrower named as the secured party under the Contract. With respect to each Contract for which the title document has not yet been returned from the Registrar of Titles, the Seller has received and delivered to the custodian written evidence that such title document showing the Borrower as first lienholder has been applied for.

     (hh) Borrower has an executed power of attorney from the lawful owner of the Contract that authorizes Borrower or any third party so authorized by Borrower to execute any title related documents in connection with the servicing and collection of the Contract.

     (ii) Each Contract represents the genuine, legal, valid and binding obligation of the Contract Debtor thereunder and is enforceable by the holder thereof in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

     (jj) Each Contract Debtor is and continues to be domiciled in the United States, unless serving abroad in the United States armed forces.

     (kk) No Financed Vehicle has suffered a casualty and no Financed Vehicle has been materially damaged and not repaired, and no Financed Vehicle is located outside of the United States.

     (ll) The Financed Vehicle is customarily used and garaged in the state issuing the Certificate of Title.

     (mm) Financed Vehicle was properly delivered to the related Contract Debtor in good repair, without material defects and in satisfactory order. Each Financed Vehicle was accepted by the Contract Debtor after reasonable opportunity to inspect and test same and, at the time of such delivery and acceptance, no Contract Debtor informed the Borrower of any material defect therein.

     (nn) No Contract Debtor is involved in the business of leasing or selling any Financed Vehicles.

     (oo) No Contract constitutes a "consumer lease" under either (A) the UCC as in effect in the jurisdiction whose law governs the Contract, or (B) the Consumer Leasing Act, 15 U.S.C. 1667.

     (pp) Such other additional representations and warranties as the Lender at its sole discretion shall require with respect to Acquired Contracts that are acquired by the Borrower after the Effective Date.

                                                                      Schedule 7

                                 PERMITTED LIENS

1. Rights of set off of banks and securities intermediaries with respect to deposit or securities accounts (other than any account subject to the
     Master Agency Agreement) maintained with such banks or securities intermediaries.

2. Liens arising in cash, deposit accounts, securities or investment property by reason of such property constituting proceeds of other assets of Borrower that do not constitute Collateral, including, without limitation, proceeds of casualty insurance on assets that do not constitute Collateral.

3.   Pledges or deposits made to secure worker's  compensation  insurance (or to
     participate   in  any  fund  in  connection   with  worker's   compensation
     insurance), unemployment insurance, pensions or social security programs.

4. Liens imposed by mandatory provisions of law as for materialmen, mechanics, warehousemen and other like liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due.

5. Inchoate Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable and no demand for payment made by the applicable governmental unit.

6. Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure payment of taxes, assessments, customs duties or other similar charges.

                                                                      Schedule 8

                               REQUIRED INSURANCE

Policy Type

Commercial Property Insurance

Commercial General Liability Coverage

Business Automobile Coverage

Garage Policy - Garage Liability

Garage Policy - Garage Keepers

Comprehensive Crime - Crime and Employee Dishonesty Coverage

D&O Insurance - Directors, Officers and Corporate Liability Insurance

Workers' Compensation Insurance

                                                                      Schedule 9

                       SCHEDULE OF EXCHANGE DEBT DOCUMENTS

1. Indenture dated as of October 15, 1998 between Ugly Duckling Corporation ("UDC") and Harris Trust and Savings Bank --- ("Trustee")

2. First Supplemental Indenture dated as of October 15, 1998 between UDC and Trustee

3. Second Supplemental Indenture dated as of April 15, 2000 between UDC and Trustee

                                                                     Schedule 10

                    SCHEDULE OF SENIOR SECURED LOAN DOCUMENTS

1. Senior Secured Loan Agreement dated as of January 11, 2001 between Ugly Duckling Corporation ("UDC") and the lenders that become party thereto (collectively, the "Lenders"), and BNY Midwest Trust Company ("Trustee")

2. Promissory Note dated as of January 11, 2001 by UDC and made payable to KZH Soleil-2 LLC in the principal amount of Twelve Million and No/100 Dollars ($12,000,000.00)

3. Promissory Note dated as of January 11, 2001 by UDC and made payable to SunAmerica Life Insurance Company in the principal amount of Six Million and No/100 Dollars ($6,000,000.00)

4. Promissory Note dated as of January 11, 2001 by UDC and made payable to Galaxy CLO in the principal amount of Seventeen Million and No/100 Dollars ($17,000,000.00)

5. Guaranty dated as of January 11, 2001 by Ugly Duckling Car Sales and Finance Corporation ("UDCSFC"), and any future subsidiary of UDC, in favor of the Lenders and Trustee, as the collateral agent

6. Cash Collateral Account Agreement dated as of January 11, 2001 by UDC and UDCSFC, as guarantors, and Trustee, as collateral agent for itself and the Lenders

7. Stock Pledge Agreement dated as of January 11, 2001 by UDCSFC, UDC and Trustee, as collateral agent for the Lenders

8. Letter Agreement Re: Distribution of Certain Residual Certificate Payments dated January 11, 2001 by Trustee and agreed to and accepted by Ugly Duckling Receivables Corp. II, Ugly Duckling Credit Corp., and UDCSFC

9. Letter Agreement Re: Distribution of Certain Residual Certificate Payments dated January 11, 2001 by Trustee and agreed to and accepted by Ugly Duckling Receivables Corp. III, Ugly Duckling Credit Corp., and UDCSFC

10.  Consent and  Subordination  Agreement  dated as of January 11, 2001 by UDC,
     UDCSFC,   Trustee,  as  collateral  agent,  and  General  Electric  Capital
     Corporation

11. Letter Consent Agreement dated as of January 11, 2001 by MBIA Insurance Corporation, and acknowledged by and agreed to by Trustee, and UDCSFC

12.  Letter Agreement dated as of April 13, 2001 by UDC, UDCSFC and Trustee

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                 $-------------
                                 April 13, 2001

                               New York, New York

     FOR VALUE RECEIVED, each of Ugly Duckling Corporation, Ugly Duckling (as Sales and Finance Corporation, Ugly Duckling Credit Corporation, Ugly Duckling Car Sales, Inc., and Ugly Duckling Car Sales Florida, Inc. (collectively, the "Borrower"), hereby jointly and severally promises to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), at the principal office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of [_____________________________] ($___________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

     The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

     This Note is the Note referred to in the Master Loan and Security Agreement dated as of April 13, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

     The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

     Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

     The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

     Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

     Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

     This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

                        By: _________________________________________

                        Name: _______________________________________

                        Title: ______________________________________

                                SCHEDULE OF LOANS

     This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

--------------------- ----------------------- --------------------- ----------------------- ------------------------
                       Principal Amount of        Amount Paid          Unpaid Principal            Notation
     Date Made                 Loan                or Prepaid               Amount                  Made by
--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------

--------------------- ----------------------- --------------------- ----------------------- ------------------------


                                                                       EXHIBIT B

                           FORM OF CUSTODIAL AGREEMENT

                                                                       EXHIBIT C

                  [FORM OF OPINION OF COUNSEL TO THE BORROWER]

                                     (date)

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs and Mesdames:

     You have requested [our] [my] opinion, as counsel to _______________, a ________ corporation, (the "Borrower"), with respect to certain matters in connection with that certain Master Loan and Security Agreement, dated as of [Month] __, 2001 (the "Loan and Security Agreement"), by and between the Borrower and Greenwich Capital Financial Products, Inc. (the "Lender"), being executed contemporaneously with a Promissory Note dated ____ _, ____ from the Borrower to the Lender (the "Note"), a Custodial Agreement, dated as of [Month] __, 1998 (the "Custodial Agreement"), by and among the Borrower,
________________ (the "Custodian"), and the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

     [We] [I] have examined the following documents:

     the Loan and Security Agreement;

     the Note;

     Custodial Agreement;

     unfiled copies of the financing statements listed on Schedule 1 (collectively, the "Financing Statements") naming the Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

     the  reports   listed  on  Schedule  2  as  to  UCC  financing   statements
(collectively, the "UCC Search Report"); and

     such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

     To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

     Based upon the foregoing, it is [our] [my] opinion that:

     The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of [state] and is qualified to transact business in, duly licensed and is in good standing under, the laws of each state in which any Contract is originated to the extent necessary to ensure the enforceability of each Contract and the servicing of each Contract pursuant to the Loan and Security Agreement.

     The Borrower has the corporate power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, and the Custodial Agreement and all requisite corporate power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, and the Custodial Agreement and observe the terms and conditions of such instruments. The Borrower has all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

     The execution, delivery and performance by the Borrower of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the borrowings by the Borrower and the pledge of the Collateral under the Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Loan and Security Agreement, the Note and the Custodial Agreement have been executed and delivered by the Borrower and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Contracts.

     No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrower for the execution, delivery or performance by the Borrower of the Advance and Security Agreement, the Note and the Custodial Agreement or for the borrowings by the Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the Loan and Security Agreement.

     The execution, delivery and performance by the Borrower of, and the consummation of the transactions contemplated by, the Loan and Security Agreement, the Note and the Custodial Agreement do not and will not (a) violate any provision of the Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

     There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Borrower which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to have a Material Adverse Effect on the properties, business or financial condition, or prospects of the Borrower or in any material impairment of the right or ability of the Borrower to carry on its business substantially as now conducted or in any material liability on the part of the Borrower or which would draw into question the validity of the Loan and Security Agreement, the Note, the Custodial Agreement or the Contracts or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Borrower to perform under the terms of the Loan and Security Agreement, the Note, the Custodial Agreement or the Contracts.

     The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

     When the Contracts are delivered to the Custodian, the security interest referred to in paragraph 7 above in the Contracts will constitute a fully perfected first priority security interest in all right, title and interest of the Borrower therein, in the Contracts evidenced thereby and in the Borrower's interest in the related Financed Vehicle.

     Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

     The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

     The Borrower is duly registered as a [____________] in each state in which Contracts were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any Contract unenforceable or would materially and adversely affect the ability of the Borrower to perform any of its obligations under, or the enforceability of, the Loan Documents.

     Assuming that all other elements necessary to render a Contract legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Contract (including completion of the entire Contract fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Contract (including in connection with the sale of the related Financed Vehicle) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Contract, nothing in the forms of such Contracts, as attached hereto as Exhibit A, would render such Contracts other than legal, valid, binding and enforceable.

     Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Contract fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of Contracts attached hereto as Exhibit A are in sufficient compliance with ________ law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Contract Debtor thereunder.


                                        Very truly yours,

                                                                       EXHIBIT D

                     FORM OF NOTICE OF BORROWING AND PLEDGE

                                  [insert date]

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: _______________________

Notice of Borrowing and Pledge No.:_____________________

Ladies/Gentlemen:

     Reference is made to (i) that certain Custodial Agreement, dated as of April 13, 2001 (as amended from time to time, the "Custodial Agreement") by and between BNY Midwest Trust Company (the "Custodian") and Greenwich Capital Financial Products, Inc. (the "Lender") and Ugly Duckling Corporation, a Delaware corporation ("Ugly Duckling"), Ugly Duckling Car Sales and Finance Corporation, an Arizona corporation ("UDCSFC"), Ugly Duckling Credit Corporation, an Arizona corporation ("UDCC"), Ugly Duckling Car Sales, Inc., an Arizona corporation ("Car Sales"), Ugly Duckling Car Sales Florida, Inc., a Florida corporation ("Car Sales Florida") and Ugly Duckling Finance Corporation, an Arizona corporation ("UDFC") (Ugly Duckling, UDCSFC, UDCC, Car Sales and Car Sales Florida are collectively referred to therein as the "Borrower"; UDCC is sometimes referred to therein as the "Servicer") and to (ii) that certain Loan and Security Agreement dated as of April 13, 2001 by and between the Borrower and the Lender (as amended from time to time, the "Loan Agreement").

     Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement and the Custodial Agreement.

     In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us in connection with our delivery of Contracts on ____________________ (the requested Funding
Date), in connection with which we have pledged to you as Collateral the Contracts. The Eligible Contracts that are subject to this Notice of Borrowing and Pledge are set forth on the Contract Schedule attached hereto.

     The Borrower hereby certifies, as of such Funding Date, that:

     (a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

     (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

     (c) the Borrower has satisfied all conditions precedent in Section 5.02 of the Loan Agreement and all other requirements of the Loan Agreement.

     The undersigned is a duly authorized officer of the Borrower. The undersigned further represents and warrants that (1) the documents constituting the Contract Delivery Documents with respect to the Contracts that are the subject of the Advance requested herein and more specifically identified on the Contract Delivery Schedule delivered to both the Lender and the Custodian in connection herewith have been delivered to Custodian and such Contract Delivery Documents are to be held by the Custodian subject to Lender's first priority security interest thereon, (2) all other documents related to such Contracts (including, but not limited to, insurance policies, loan applications and appraisals) have been or will be created and held by Borrower in trust for Lender, (3) all documents related to such Receipted Contracts withdrawn from the Custodian pursuant to the Custodial Agreement shall be held in trust by Borrower for Lender, and Borrower will not attempt to pledge, hypothecate or otherwise transfer such Receipted Contracts to any other party until (A) the Advance to which such Contracts are related has been paid in full by Borrower and (B) an officer's certificate has been delivered to the Custodian by the Servicer pursuant to the requirements of the Custodial Agreement and (4) Borrower has granted a first priority perfected security interest in and Lien on the Receipted Contracts.

     Borrower hereby represents and warrants that (x) the Contracts delivered pursuant to this Notice of Borrowing and Pledge have an unpaid principal balance as of the date hereof of $__________ and (y) the total number of such Contracts is ______.


                                        Very truly yours,

                                        By: _____________________________
                                        Name: _____________________________
                                        Title: _____________________________

                                                         Schedule I to Notice of
                                                            Borrowing and Pledge

                        [CONTRACTS PROPOSED TO BE PLEDGED
                           TO LENDER ON FUNDING DATE]

                           [attach Contract Schedule]

                                                                       EXHIBIT E

                             UNDERWRITING GUIDELINES

                          [TO BE PROVIDED BY BORROWER]

                                                                       EXHIBIT F

                   REQUIRED FIELDS FOR SERVICING TRANSMISSION

                 SERVICING REPORT CASH COLLECTIONS SUBSTANTIALLY

                   IN THE FORM OF BLANK IN EXCEL SPREAD SHEET

                                                                       EXHIBIT G

                       FORM OF BORROWING BASE CERTIFICATE

                           [TO BE PROVIDED BY LENDER ]

                                                                       EXHIBIT H

                             FORM OF CONFIDENTIALITY

                                    AGREEMENT

     In connection with your consideration of a possible or actual acquisition of a participating interest (the "Transaction") in an advance, note or commitment of Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to a Master Loan and Security Agreement between Greenwich and ____________________ (the "Borrower"") dated _____________, 2001, you have requested the right to review certain non-public information regarding the Borrower that is in the possession of Greenwich. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Greenwich or its affiliates, directors, officers, employees, advisors, agents or "controlling persons" (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (such affiliates and other persons being herein referred to collectively as Greenwich "Representatives") in connection with the consideration of a Transaction (such information being herein referred to as "Evaluation Material"), Greenwich hereby requests your agreement as follows:

     The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Greenwich involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Greenwich, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as "your Representatives"), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Greenwich (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.

     The term "Evaluation Material" does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives), (ii) was or becomes available to you from a person that, to your knowledge, is not prohibited from transmitting the information to you, or (iii) information that meets the requirements described in clauses (i) and (ii) above that is currently in your possession. As used in this Agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

     In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Greenwich and the Borrower of the existence, terms and circumstances surrounding such a request, (ii) consult with the Borrower on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

     Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

     You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Borrower regarding the business, operations, prospects or finances of the Borrower or the employment of such officer, director or employee, except with the express written permission of the Borrower.

     You understand and acknowledge that the Borrower is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Greenwich. Neither the Borrower, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

     You represent and agree that you will not use any Evaluation Material to trade in any securities of Borrower.

     You agree that neither Greenwich or the Borrower has not granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Greenwich.

     If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Greenwich all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

     Without prejudice to the rights and remedies otherwise available to the Borrower, the Borrower shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. You agree to pay all costs and expenses of the Borrower in enforcing this Agreement.

     The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.

     The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns; provided that the foregoing shall not be deemed to allow you to transfer or assign any of the Evaluation Materials.

     If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

     This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by the Borrower and you expressly so modifying or waiving such Agreement.

     For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

     The Borrower is an express third party beneficiary of this Agreement and this Agreement may not be modified or waived in any respect without the prior express written consent of the Borrower.

     Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.


                                   By: ____________________________________
                                   Greenwich Capital Financial Products, Inc.

Confirmed and agreed to this
_____ day of
___________________, ______.


By:  _________________________
Name: ________________________
Title: _______________________

                                                                       EXHIBIT I

                                FORM OF CONTRACT

                          [TO BE PROVIDED BY BORROWER]

                                                                       EXHIBIT J

                             MASTER AGENCY AGREEMENT

                                                                       EXHIBIT K

                         FORM OF SUBORDINATION AGREEMENT

                           [TO BE PROVIDED BY LENDER]

                                                                       EXHIBIT L

                       COLLECTION POLICIES AND PROCEDURES

                                                                       EXHIBIT M

                            FORM OF POWER OF ATTORNEY